Exhibit 10.30

Execution Version

INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CASI PHARMACEUTICALS, INC. IF PUBLICLY DISCLOSED.

*** TRIPLE ASTERISKS DENOTE OMISSIONS

LICENSE AND DEVELOPMENT AGREEMENT FOR BI-1206

Dated October 26, 2020

By and Between

BioInvent International AB

And

CASI Pharmaceuticals

LICENSE AND DEVELOPMENT AGREEMENT FOR BI-1206

THIS LICENSE AND DEVELOPMENT AGREEMENT FOR BI-1206 (the “Agreement”) is dated as of October 26, 2020 (the “Effective Date”) by and between BioInvent International AB, a corporation organized under the laws of Sweden having its place of business at Ideongatan 1, SE-223 70 Lund, Sweden (“BioInvent”), and CASI Pharmaceuticals, a corporation organized under the laws of Delaware having a place of business at 9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, USA (“CASI”). BioInvent and CASI may be each referred to herein as a “Party” or, collectively, as “Parties.”

RECITALS:

WHEREAS, BioInvent is a pharmaceutical company engaged in the discovery and development of antibodies for the treatment of cancer and other diseases;

WHEREAS, CASI is engaged in the research, development, manufacturing, and commercialization of pharmaceutical products; and

WHEREAS, CASI desires to license from BioInvent and BioInvent wishes to license to CASI, on an exclusive basis, the right to develop and commercialize BioInvent’s proprietary antibody known as BI-1206 in the Territory.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1 DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1       “Accounting Standard” means (a) with respect to CASI and its Affiliates, GAAP, (b) with respect to BioInvent, IFRS, in each case (a) and (b), consistently applied.

1.2       “Action” has the meaning set forth in Section 9.5(b).

1.3       “Adverse Event” means any serious untoward medical occurrence in a patient or subject who is administered a Licensed Product, but only if and to the extent that such serious untoward medical occurrence is required under Applicable Laws to be reported to the NMPA, the EMA, the FDA, or any other Regulatory Authority.

1.4       “Affiliate” means a Person or entity that controls, is controlled by or is under common control with a Party, but only for so long as such control exists. For the purposes of this Section 1.4, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.5       “Antibody” means the particular monoclonal antibody selective for the Target and proprietary to BioInvent composed of [***] with the following sequences:

Light chains: [***]

Heavy chains: [***]

1.6       “Applicable Laws” means any applicable supranational, federal, state, local or foreign law, statute, ordinance or principle of common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency guidelines or other requirement, license or permit of any Governmental Body, which may be in effect from time to time.

1.7       “Background Technology” of a Party means (i) the Technology owned or Controlled by that Party existing as of the Effective Date or (ii) discovered, developed or invented by, for or on behalf of such Party after the Effective Date outside of the scope of this Agreement.

1.8       “Bankrupt Party” has the meaning set forth in Section 13.4.

1.9       “Bankruptcy Event” means (a) voluntary or involuntary proceedings by or against a Party are instituted in bankruptcy under any insolvency law, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing; (b) a receiver or custodian is appointed for a Party; (c) proceedings are instituted by or against a Party for corporate reorganization, dissolution, liquidation or winding-up of such Party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing; or (d) substantially all of the assets of a Party are seized or attached and not released within sixty (60) days thereafter.

1.10     “BioInvent Costs” means the cost of the work performed by BioInvent employees, applying the current BioInvent Hourly Rate and all reasonable and documented Out-of-Pocket Expenses incurred by BioInvent.

1.11     “BioInvent Hourly Rate” means the average hourly price charged for services performed by BioInvent employees, which on the Effective Date is [***] per hour, as may be adjusted on an annual basis by BioInvent to account for inflation and significant variations in the exchange rate between the Swedish Krona and the U.S. Dollar.

1.12     “BioInvent In-Licensed Technology” has the meaning set forth in Section 1.17.

1.13     “BioInvent Indemnitees” has the meaning set forth in Section 12.1.

1.14     “BioInvent Know-How” means all Know-How that is Controlled by BioInvent or any of its Affiliates as of the Effective Date or at any time thereafter during the Term and is necessary or useful for the Development, manufacture, use, or Commercialization of the Licensed Product. Notwithstanding the foregoing, BioInvent Know-How does not include any Know-How that is Joint Technology.

1.15     “BioInvent Materials” means all chemical, biological or physical materials that are Controlled by BioInvent or any of its Affiliates as of the Effective Date or at any time thereafter during the Term and that are necessary or useful for the Development, manufacture, use or Commercialization of the Licensed Product. Notwithstanding the foregoing, BioInvent Materials do not include any Material that is Joint Technology.

1.16     “BioInvent Patents” means all Patent Rights that are Controlled by BioInvent or its Affiliates as of the Effective Date or at any time thereafter during the Term and that are necessary or useful for the Development, manufacture, use, or Commercialization of the Licensed Product. The Patent Rights set forth in Exhibit A constitute all such Patent

Rights Controlled by BioInvent as of the Effective Date and that are necessary or useful for the Development, manufacture, use, or Commercialization of the Licensed Product in the Territory. Notwithstanding the foregoing, BioInvent Patents do not include any Joint Patents.

1.17     “BioInvent Technology” means the BioInvent Patents, the BioInvent Know-How and the BioInvent Materials. For the avoidance of doubt, the BioInvent Technology includes any BioInvent Patent, BioInvent Know-How and BioInvent Materials Controlled by BioInvent pursuant to any BioInvent Third Party Agreement (“BioInvent In-Licensed Technology”).

1.18     “BioInvent Third Party Agreement(s)” means the Agreement(s) set forth on Exhibit B, which may be updated from time to time during the Term.

1.19     “Biologics License Application” or “BLA” means a Biologics License Application (as more fully described in U.S. 21 C.F.R. Part 601.20 or its successor regulation) and all amendments and supplements thereto submitted to the FDA, or any equivalent filing in a country or regulatory jurisdiction other than the U.S. with the applicable Regulatory Authority, or any similar application or submission for Regulatory Approval filed with a Regulatory Authority to obtain Regulatory Approval for a biologic product in a region or country or in a group of countries.

1.20     “Business Day” means any day of the week excluding Saturday, Sunday and any day which is a legal holiday in Sweden, New York, or anywhere in the Territory.

1.21     “Calendar Quarter” means each three (3) month period commencing January 1, April 1, July 1 or October 1, provided however that (i) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first full Calendar Quarter thereafter, and (ii) the last Calendar Quarter of the Term shall end upon the expiration of this Agreement.

1.22     “Calendar Year” means the period beginning on the 1st of January and ending on the 31st of December of the same year, provided however that (i) the first Calendar Year of the Term shall commence on the Effective Date and end on December 31, 2020 and (ii) the last Calendar Year of the Term shall commence on January 1 of the Calendar Year in which this Agreement terminates or expires and end on the date of termination or expiration of this Agreement.

1.23     “CASI Development Plan” has the meaning set forth in Section 4.1(a).

1.24     “CASI Indemnitees” has the meaning set forth in Section 12.2.

1.25     “CASI Know-How” means all Know-How that is developed or created by or on behalf of CASI or any of its Affiliates under this Agreement during the Term and is necessary or useful in the Development, manufacture, use, or Commercialization of the Licensed Product. Notwithstanding the foregoing, CASI Know-How does not include any Know-How that is Joint Technology.

1.26     “CASI Materials” means all chemical, biological or physical materials that developed or created by or on behalf of CASI or any of its Affiliates under this Agreement during the Term and that are necessary or useful in the Development, manufacture, use or

Commercialization of the Licensed Product. Notwithstanding the foregoing, CASI Materials do not include any Material that is Joint Technology.

1.27     “CASI Patents” means all Patent Rights based on inventions invented by or on behalf of CASI or its Affiliates under this Agreement during the Term and that are necessary or useful for the Development, manufacture, use, or Commercialization of the Licensed Product. Notwithstanding the foregoing, CASI Patents do not include any Joint Patents.

1.28     “CASI Technology” means the CASI Patents, the CASI Know-How and the CASI Materials.

1.29     “cGCP” means the current standards, practices and procedures set forth in the International Conference on Harmonization (ICH) guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance” including related requirements imposed by the FDA and equivalent NMPA regulations or standards, as applicable, as such standards, practices, procedures, requirements and regulations may be amended from time to time.

1.30     “cGLP” means the current good laboratory practice regulations promulgated by the FDA, published at 21 U.S C.F.R. § 58, and equivalent NMPA regulations or standards, as applicable, as such current laboratory practices, regulations and equivalent NMPA regulations or standards may be amended from time to time.

1.31     “cGMP” means those current practices, as amended from time to time, related to the manufacture of pharmaceutical products and any precursors thereto promulgated in guidelines and regulations of standard compilations including the GMP Rules of the World Health Organization, the United States Code of Federal Regulations, the Guide to Inspection of Bulk Pharmaceutical Chemicals (established by the United States Department of Health and Human Services), the Pharmaceutical Inspection Convention, the PRC Drug Manufacturing Quality Management Standards issued by the Ministry of Health, and the European Community Guide to Good Manufacturing Practice in the production of pharmaceutical products.

1.32     “Change of Control” means

(a)  a transaction or series of related transactions that results in the sale or other disposition of all or substantially all of a Party’s assets; or

(b)  a merger or consolidation in which a Party is not the surviving corporation or in which, if a Party is the surviving corporation, the shareholders of such Party immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess a majority of the voting power of all of the Party’s outstanding stock and other securities and the power to elect a majority of the members of the Party’s board of directors; or

(c)  a transaction or series of related transactions (which may include without limitation a tender offer for a Party’s stock or the issuance, sale or exchange of stock of a Party) if the shareholders of such Party immediately prior to the initial such transaction do not, immediately after consummation of such transaction or any of such related transactions, own stock or other securities of the entity that possess a majority of the voting power of all of the Party’s outstanding stock and other securities and the power to elect a majority of the members of the Party’s board of directors.

1.33     “Clinical Trial” means a clinical trial in human subjects that has been approved by a Regulatory Authority and is designed to measure the safety and/or efficacy of a Licensed Product. Clinical Trials shall include Phase I Trials, Phase II Trials and Phase III Trials.

1.34     “CMO” has the meaning set forth in Section 5.1.

1.35     “Co-Chairperson” has the meaning set forth in Section 3.1.

1.36     “Combination Product” means a product containing both a pharmaceutically active agent or ingredient which constitutes a Licensed Product and one or more other pharmaceutically active agents or ingredients which do not constitute Licensed Products.

1.37     “Commercialization” or “Commercialize” means any and all activities undertaken before and after Regulatory Approval of an NDA for a particular Licensed Product and that relate to the marketing, promoting, distributing, importing or exporting for sale, offering for sale, and selling of the Licensed Product, and interacting with Regulatory Authorities regarding the foregoing.

1.38     “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by any Party with respect to any objective, such reasonable, diligent, and good faith efforts as a company of similar size and having similar resources in the pharmaceutical industry would normally use to accomplish a similar objective under similar circumstances exercising reasonable business judgment, taking into account relevant factors that may affect the Development, manufacture or Commercialization of a product, such as the market potential, estimated profitability, stage in development or product life cycle, provided however, that with respect to the Development and Commercialization of the Licensed Products in the Territory, such efforts shall be in no event less than those efforts and resources consistently used by CASI for an internally Developed or an in-licensed product of similar strategic importance and at a similar stage of its product life cycle. Without limiting the foregoing, Commercially Reasonable Efforts requires that CASI, its Affiliates or Sublicensees: (a) promptly assign responsibility for Development, manufacturing and Commercialization activities with respect to Licensed Products to specific employees or subcontractors and monitoring such progress on an on-going basis, (b) set and seek to achieve specific and meaningful objectives and timelines for carrying out such Development, manufacturing and Commercialization activities with respect to Licensed Products in the Territory, and (c) make decisions and allocate resources designed to advance progress with respect to such objectives and that seek to achieve timelines set forth in the CASI Development Plan.

1.39     “Competing Product” has the meaning set forth in Section 2.5.

1.40     “Competing Product Transaction” has the meaning set forth in Section 2.8(a).

1.41     “Confidential Information” of a Party means information relating to the business, operations and products of a Party or any of its Affiliates, including but not limited to, any technical information, Know-How, trade secrets, or inventions (whether patentable or not), proprietary information, formulae, processes, techniques and information relating to a Party’s past, present and future research, Development, manufacture and Commercialization activities, not known or generally available to the public, that such Party discloses to the other Party under this Agreement, or otherwise becomes known to the other Party by virtue of this Agreement.

1.42     “Controlled” means, with respect to (a) Patent Rights, (b) Know-How, (c) Material, or (d) a Competing Product, that a Party or any of its Affiliates owns or has a license or sublicense to such Patent Rights, Know-How, Material, or Competing Product (or in the case of Material, has the right to physical possession of such Material), whether directly or indirectly, and has the ability to grant a license or sublicense to, or assign its right, title and interest in and to, such Patent Rights, Know-How, Material, or Competing Product as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

1.43     “Controlling Party” has the meaning set forth in Section 9.6(c).

1.44     “Cover,” “Covering,” or “Covered” means, with respect to a Licensed Product, that the using, selling, or offering for sale of the Licensed Product would, but for a license granted under this Agreement to the relevant Patent Rights, infringe a Valid Claim of the relevant Patent Rights in the Region in which the activity occurs.

1.45     [***] has the meaning set forth in Section 11.2(p).

1.46     [***] has the meaning set forth in Section 11.2(p).

1.47     “CTA” means an investigational new drug application submitted to the NMPA or the equivalent application or submission to any equivalent agency or Governmental Body in each Region in the Territory for approval to commence Clinical Trial(s) in such jurisdiction.

1.48     “CTD” means common technical documents.

1.49     “Development” or “Develop” means, with respect to a Licensed Product, the performance of all pre-clinical and clinical development (including, without limitation, toxicology, pharmacology, test method development and stability testing, process development, formulation development, quality control development, statistical analysis), Clinical Trials, manufacturing and regulatory activities that are required to obtain Regulatory Approval of the Licensed Product in a particular country, Region, or jurisdiction.

1.50     “Discontinued Patent” has the meaning set forth in Section 9.4(f).

1.51     “DMF” means drug master files, a submission to a Regulatory Authority that may be used to provide confidential detailed information about facilities, processes, or articles used in the manufacturing, processing, packaging, and storing of one or more human drugs.

1.52     “EMA” means the European Medicines Agency or any successor agency.

1.53     “European Commission” means the authority within the European Union that has the legal authority to grant Regulatory Approvals in the European Union based on input received from the EMA or other competent Regulatory Authorities.

1.54     “European Union” or “EU” means the European Union, as may be redefined from time to time.

1.55     “Executive Officers” means, together, the Chief Executive Officer of CASI and the Chief Executive Officer of BioInvent.

1.56     “FDA” means the United States Food and Drug Administration, or a successor federal agency thereto.

1.57     “Field” means the treatment of all human diseases and conditions.

1.58     “First Commercial Sale” means, with respect to a Licensed Product in any Region in the Territory after all necessary Regulatory Approvals for such Licensed Product in such Region have been obtained, the first commercial transfer or disposition for value of the Licensed Product in such Region to an independent or unaffiliated Third Party by CASI, an Affiliate of CASI or a Sublicensee.

1.59     “Foreground Technology” means any Technology developed by either Party alone, or by the Parties jointly, under this Agreement after the Effective Date.

1.60     “Fully Burdened Manufacturing Costs” means, with respect to the Licensed Product manufactured by a Party, that Party’s [***]. To the extent that Licensed Products are sourced from one or more CMOs or a Third Party by either Party, Fully Burdened Manufacturing Costs shall be [***].

1.61     “GAAP” means United States generally accepted accounting principles, consistently applied.

1.62     “GDPR” means the General Data Protection Regulation (EU) 2016/679.

1.63     “GDPR Agreement” shall have the meaning set forth in Section 4.3(a).

1.64     “Generic Competition” means that one of the following conditions are met: (a) after Generic Entry in a Region of the Territory during a Calendar Quarter, the unit volume of the Generic Products sold in such Region in such Calendar Quarter is [***] of the unit volume of Licensed Products sold in that Region by CASI, its Affiliates and Sublicensees or (b) after Generic Entry in a Region of the Territory, [***]. Unless otherwise agreed by the Parties, the unit volumes of each Generic Product sold during a Calendar Quarter shall be deemed to be the volume of sales of the Generic Product in such Region in that Calendar Quarter as reported by IMS Health or any other independent sales auditing firm reasonably agreed upon by the Parties.

1.65     “Generic Entry” means, on a Licensed Product-by-Licensed Product and Region-by-Region basis, the date on which a Generic Product has obtained Regulatory Approval and the first commercial sale of such Generic Product has occurred in a Region of the Territory.

1.66     “Generic Product(s)” means, with respect to a Licensed Product, any pharmaceutical product that meets all of the following conditions: (a) it is sold by a Third Party that did not obtain such product in a chain of distribution that includes any of CASI, its Affiliates or Sublicensees; (b) (i) it contains the Antibody or (ii) qualifies as a biosimilar of such Licensed Product under Applicable Laws in the Territory. Any Licensed Product licensed or produced by CASI, its Affiliates or Sublicensees (e.g., an authorized generic product) will not constitute a Generic Product.

1.67     “Global Development Plan” means the development plan for the Licensed Product outside of the Territory developed by BioInvent, its Affiliates or its Third Party licensees or sublicensees, as amended from time to time.

1.68     “Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.69     “ICC” has the meaning set forth in Section 14.4.

1.70     “IFRS” means the International Financial Reporting Standards, the set of accounting standards and interpretations and the framework in force on the Effective Date and adopted by the European Union as issued by the International Accounting Standards Board (IASB) and the International Financial Reporting Interpretations Committee (IFRIC), as such accounting standards may be amended from time to time.

1.71     “Indication” means a disease classification block as defined within the ‘International Statistical Classification of Diseases and Related Health Problems’ as published from time to time by the World Health Organization (e.g., “C50 Malignant neoplasm of Breast”, “C92 Myeloid leukemia”, “B20 Human immunodeficiency virus [HIV] disease resulting in infectious and parasitic diseases”, “M34 Systemic sclerosis”).

1.72     “Joint Global Study” has the meaning set forth in Section 4.1(d).

1.73     “Initial Technology Transfer” has the meaning set forth in Section 4.3(a).

1.74     “Initiation” of a Clinical Trial means the date of the first dosing of the Licensed Product to the first subject in such Clinical Trial.

1.75     “Joint Patents” means any Patent Rights within the Joint Technology.

1.76     “Joint Technology” means any Technology that is developed or reduced to practice together by an employee, contractor, subcontractor or Affiliate of CASI and an employee, contractor, subcontractor or Affiliate of BioInvent in the course of or in connection with this Agreement after the Effective Date.

1.77     “JSC” or “Joint Steering Committee” has the meaning set forth in Section 3.1.

1.78     “Know-How” means any proprietary scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain or otherwise publicly known, including, without limitation, discoveries, inventions, trade secrets, databases, practices, protocols, regulatory filings, methods, processes, techniques, concepts, ideas, specifications, formulations, formulae, data (including, but not limited to, pharmacological, biological, chemical, toxicological, clinical and analytical information, quality control, trial and stability data), case reports forms, medical records, data analyses, reports, studies and procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), summaries and information contained in submissions to and information from ethical committees, the NMPA, FDA, EMA, or other Regulatory Authorities, and manufacturing process and development information, results and data, whether or not patentable, all to the extent not claimed or disclosed in a patent or patent application. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item, and/or a development relating to the item, is (and remains) not known to the public. “Know-How” includes any rights including copyright, database or design rights protecting such Know-How. “Know-How” excludes Patent Rights.

1.79     “Knowledge” means, with respect to a matter that is the subject of a given representation or warranty of a Party, the actual knowledge, information or belief that any officer or director of such Party has.

1.80     “Licensed Product” means any pharmaceutical product, in any dosage form, formulation, presentation or package configuration that contains or comprises the Antibody, whether or not as the sole active ingredient. Unless otherwise set forth herein, the term “Licensed Product” shall also include a Combination Product.

1.81     [***] has the meaning set forth in Section 1.82.

1.82     [***]

1.83     [***]

1.84     “Manufacturing Collaboration and Supply Agreement” has the meaning set forth in Section 5.3.

1.85     “Material” means any tangible chemical, biological or physical research materials (including, without limitation, plasmids, cell lines, molecules, compounds and other chemical compositions) that are furnished by or on behalf of one Party to the other Party in connection with this Agreement.

1.86     “NDA” means a New Drug Application submitted pursuant to the requirements of the FDA, as more fully defined in 21 U.S. CFR.§ 314.3 et seq, a Biologics License Application submitted pursuant to the requirements of the FDA, as more fully defined in 21 U.S. CFR § 601, a European Marketing Authorization Application (“MAA”) and any equivalent application submitted in any Region in the Territory, including New Drug Registration Application in the People’s Republic of China together, in each case, with all additions, deletions or supplements thereto.

1.87     “Net Sales” means the gross amounts invoiced by CASI, its Affiliates and Sublicensees for sales of Licensed Products to independent or unaffiliated Third Party purchasers of the Licensed Product in bona fide, arms-length transactions, less the following deductions with respect to such sales to the extent that such amounts are either included in the billing as a line item as part of the gross amount invoiced, or otherwise documented in accordance with the applicable Accounting Standard to be specifically attributable to actual sales of the Licensed Product.

(i)         Customary and reasonable trade discounts, including trade, cash and quantity discounts or rebates, credits, or refunds (including inventory management fees, discounts, or credits);

(ii)       allowances or credits actually granted upon claims, returns or rejections of products, including recalls, regardless of the party requesting such recall;

(iii)      charges included in the gross sales price for freight, insurance, transportation, postage, handling, and any other charges relating to the sale, transportation, delivery or return of the Licensed Product;

(iv)       customs duties, sales, excise and use taxes and any other governmental charges (including value added tax) actually paid in connection with the transportation, distribution, use or sale of the Licensed Product (but excluding what is commonly known as income taxes);

(v)        rebates and chargebacks or retroactive price reductions made to federal, state, or local governments (or their agencies), or any Third Party payor, administrator, or contractor, including managed health organizations;

(vi)       deductions for bad debts to the extent relating to the Licensed Product actually written off, with reasonable collection efforts and added back if collected;

(vii)     fees paid to wholesalers, distributors, or other trade customers related to the distribution or sale of Licensed Products and reflected in the company accounting books as a line item, provided that, such fees [***] with respect to any given Calendar Quarter; and

(viii)    other similar and customary deductions to the extent such deductions are a bona fide reduction from gross invoiced sales which are in accordance with the applicable Accounting Standards to arrive at “net sales” under the applicable Accounting Standards.

For the avoidance of doubt, Net Sales shall include the amount or fair market value of all other considerations received by CASI, its Affiliates or Sublicensees in respect of the Licensed Products, whether such consideration is in cash, payment in kind, exchange or other form. Net Sales will be calculated only once for the first bona fide arm’s length sale of such Licensed Product by Licensee, its Affiliates or Sublicensees to a Third Party purchaser, and will not include sales between or among CASI, its Affiliates or Sublicensees.

The transfer of a Licensed Product to an Affiliate, Sublicensee, or other Third Party for [***] (w) in connection with the Development or testing of a Licensed Product (including the conduct of clinical studies), (x) for purposes of distribution as promotional samples, (y) in connection with patient assistance programs or other charitable purposes, such as compassionate use, “named patient” or expanded access programs, or (z) by and between CASI and its Affiliates or Sublicensees shall not, in any case, be considered a Net Sale of a Licensed Product under this Agreement.

If a Licensed Product under this Agreement is sold in form of a Combination Product, then Net Sales for such Combination Product shall be determined on a Region-by-Region basis by mutual agreement of the Parties in good faith taking into account the perceived relative value contributions of the Licensed Product and the other ingredient or agent in the Combination Product, as reflected in their respective market prices. In case of disagreement, an independent expert agreed upon by both Parties or, failing such agreement, designated by the International Chamber of Commerce in Paris, shall determine such relative value contributions and such determination shall be final and binding upon the Parties.

In the event a Licensed Product is “bundled” for sale together with one or more other products in a Region (a “Product Bundle”), then Net Sales for the Licensed Product shall be determined on a Region-by-Region basis by mutual agreement of the Parties in good faith taking into account the relative value contributions of the Licensed Product and the other products in the Product Bundle, as reflected in their individual sales prices. In case of disagreement, an independent expert agreed upon by both Parties or, failing such agreement, the International Chamber of Commerce shall determine such relative value contributions and such determination shall be final and binding upon the Parties.

1.88     “NMPA” means the National Medical Products Administration, or any successor agency of the People’s Republic of China.

1.89     “Other Party” has the meaning set forth in Section 9.5(b).

1.90     “Out-of-Pocket Expenses” means expenses actually paid by a Party to any Third Party.

1.91     “Patent Contacts” means the person responsible for communication on patent matters appointed by each Party in accordance with Section 9.1.

1.92     “Patent Prosecution Party” has the meaning set forth in Section 9.4(d).

1.93     “Patent Right” means: (a) an issued or granted patent, including any patent term extension, supplementary protection certificate (including any pediatric extension), registration, confirmation, reissue, reexamination, extension or renewal thereof; (b) a pending patent application, including any continuation, divisional, continuation-in-part, substitute or provisional application thereof; and (c) all counterparts or foreign equivalents of any of the foregoing issued by or filed in any country, Region, or other jurisdiction.

1.94     “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.95     “Phase I Trial” means a Clinical Trial in which the Licensed Product is administered to human subjects at single and multiple dose levels with the primary purpose of determining safety, metabolism, and pharmacokinetic and pharmacodynamic properties of the Licensed Product, and which is consistent with 21 U.S. CFR § 312.21(a), or, with respect to any other country or jurisdiction, the equivalent of such a Clinical Trial in such other country or jurisdiction. For the purposes of the milestone payments in Section 8.2, a “Phase I Trial” shall be a Clinical Trial, which is submitted by CASI to the Regulatory Authority as a Phase I Trial or as a phase I/II Clinical Trial.

1.96     “Phase II Trial” means a Clinical Trial of the Licensed Product in human patients, the principal purposes of which are to make a preliminary determination that the Licensed Product is safe for its intended use, to determine its optimal dose, and to obtain sufficient information about the Licensed Product’s efficacy to permit the design of Phase III Trials, and which is consistent with 21 U.S. CFR § 312.21(b), or, with respect to any other country or jurisdiction, the equivalent of such a Clinical Trial in such other country or jurisdiction.

1.97     “Phase III Trial” means a Clinical Trial of the Licensed Product in human patients, which trial is designed (a) to establish that the Licensed Product is safe and efficacious for its intended use; (b) to define warnings, precautions and adverse reactions that are associated with the Licensed Product in the dosage range to be prescribed; and (c) to be, either by itself or together with one or more other Clinical Trials having a comparable design and size, the final human Clinical Trial in support of Regulatory Approval of an NDA of the Licensed Product, and (d) consistent with 21 U.S. CFR § 312.21(c), or, with respect to any other country or jurisdiction, the equivalent of such a Clinical Trial in such other country or jurisdiction.

1.98     “Pivotal Trial” means (a) Phase III Trial, or (b) other Clinical Trial (or any arm thereof) in humans of a pharmaceutical or biologic product, the results of which, together with prior data and information concerning such product, are intended to be or otherwise are sufficient, without any additional clinical trial to meet the evidentiary standard for demonstrating the safety, purity, efficacy, and potency of such active substance of such product established by a Regulatory Authority in any particular jurisdiction and that is intended to support, or otherwise supports, the filing of an NDA in such jurisdiction (including any bridging study).

1.99     “PRC” means People’s Republic of China, for purposes of this Agreement, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan.

1.100   “Product Bundle” has the meaning set forth in Section 1.87.

1.101   “Project Leader” has the meaning set forth in Section 3.9.

1.102   “Prosecution and Maintenance” or “Prosecute and Maintain” means with regard to a patent, the preparation, filing, prosecution and maintenance of such patent, as well as of re-examinations, reissues, appeals, and requests for patent term adjustments with respect to such patent, together with the initiation or defense of interferences, the initiation or defense of oppositions, the initiation or defense of invalidations, and other similar proceedings with respect to the particular patent, and any appeals therefrom. For clarity, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other defense (including defending patent validity in an infringement suit brought by a third party), or enforcement actions taken with respect to a patent.

1.103   “Region” has the meaning set forth in Section 1.123.

1.104   “Registration-Enabling Phase II Trial” means a Phase II Trial of the Licensed Product that (a) would, based on interactions with a Regulatory Authority or otherwise, (1) satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations or (2) is designed in a manner to allow for the addition of additional patients such that it could satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations; or (b) is otherwise intended to support (either alone or together with one or more additional Phase III Trials) an application for Regulatory Approval of the Licensed Product (or a new Indication or expanded use if the Licensed Product has already been approved).

1.105   “Regulatory Approval” means any and all approvals, licenses, registrations, or authorizations of the relevant Regulatory Authority necessary for the Development, manufacture, use, storage, import, transport or Commercialization of the Licensed Product in a particular country, Region, or jurisdiction.

1.106   “Regulatory Authority” means (a) the NMPA, (b) the FDA, (c) the EMA or the European Commission, or (d) any regulatory body with similar regulatory authority over pharmaceutical or biotechnology products in any other jurisdiction anywhere in the world.

1.107   “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by Applicable Laws or any Regulatory Authority with respect to a Licensed Product other than patents, including rights conferred in the United States under the Hatch-Waxman Act or the FDA Modernization Act of 1997 (including pediatric exclusivity), or rights similar thereto outside of the United States in the Territory under Applicable Laws or conferred by any Regulatory Authority in accordance with Applicable Laws with respect to such Licensed Product in such Region.

1.108   “Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, discussion/meeting minutes, registrations, Regulatory Approvals and/or other filings made or related to, received from or otherwise conducted with a Regulatory Authority that are necessary in order to Develop, manufacture, package, obtain marketing authorization, market, sell or otherwise Commercialize the Licensed Product in a particular country, Region, or regulatory jurisdiction. Regulatory Materials include INDs, presentations, responses, and applications for other Regulatory Approvals.

1.109   [***] has the meaning set forth in Section 2.8(a).

1.110   [***] has the meaning set forth in Section 2.8(a).

1.111   [***] has the meaning set forth in Section 2.8(a).

1.112   [***] has the meaning set forth in Section 2.8(a).

1.113   [***] has the meaning set forth in Section 2.8(a).

1.114   “Royalty Term” means, on a Licensed Product-by-Licensed Product and Region-by-Region basis, the period from the First Commercial Sale of such Licensed Product in such Region until the later of [***] (c) the expiry of any Regulatory Exclusivity in that Region.

1.115   “Safety and Pharmacovigilance Agreement” has the meaning set forth in Section 7.5.

1.116   “Segregate” means, with respect to a Competing Product, to segregate the research, development, manufacturing and commercialization activities relating to such Competing Product, from research, Development and Commercialization activities with respect to Licensed Products under this Agreement, including by ensuring that: (a) no personnel involved in performing the research, development or commercialization, as applicable, of such Competing Product, have access to non-public plans or non-public information or data relating to the research, Development or Commercialization of Licensed Products or any other Confidential Information of the applicable Party; and (b) no personnel involved in performing the research, Development or Commercialization of Licensed Products have access to non-public plans or information relating to the research, development or commercialization of such Competing Product; provided, that, in either case of (a) or (b), senior management personnel may review and evaluate plans and information regarding the research, development and commercialization of such Competing Products, solely in connection with portfolio decision-making among product opportunities.

1.117   “Sublicensee” means a Person other than an Affiliate of a Party to which that Party has granted sublicense rights under any of the license rights granted under Article 2. “Sublicense” shall be construed accordingly.

1.118   “Supply Agreement” has the meaning set forth in Section 5.1.

1.119   “Target” means the polynucleotide sequence known as [***] and corresponding to the UniProt® accession number [***].

1.120   “Tax” or “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, or withholdings imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

1.121   “Technology” means Know-How, Materials, and/or Patent Rights.

1.122   “Term” has the meaning set forth in Section 13.1.

1.123   “Territory” means PRC, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan (individually referred to as a “Region”).

1.124   “Third Party” means any Person other than BioInvent, CASI or Affiliates of either of them.

1.125   “Third Party Action” means any claim or action made by a Third Party against either Party that claims that the Licensed Product, or its use, Development, manufacture or Commercialization infringes such Third Party’s intellectual property rights.

1.126   “United States” or “US” means the United States of America, its territories and possessions.

1.127   “Valid Claim” means any claim in any (i) unexpired and issued patent that has not been disclaimed, revoked or held invalid by a final, non-appealable decision of a court or other governmental agency of competent jurisdiction or (ii) patent application that has not lapsed, in the case of a provisional patent application, or been cancelled, withdrawn or abandoned without the possibility or revival, nor has been pending for more than five (5) years from the earliest priority date claimed for such application.

ARTICLE 2 LICENSES AND OTHER RIGHTS

2.1       Grant of License to CASI. Subject to the terms and conditions of this Agreement, BioInvent hereby grants to CASI an exclusive, royalty-bearing right and license (with the right to sublicense, and to further sublicense, subject to the provisions of Section 2.2) under the BioInvent Technology and BioInvent’s interest in the Joint Technology to Develop, manufacture (subject to Article 5), use and Commercialize the Licensed Product in the Field in the Territory.

2.2       Grant of Sublicense by CASI. CASI shall have the right to grant Sublicenses to its Affiliates under the licenses granted in Section 2.1 above without BioInvent’s consent, provided that CASI shall notify BioInvent that CASI has granted such a Sublicense within [***] days of such grant. CASI shall have the right to grant Sublicenses to a Third Party, in whole or in part, under the license granted in Section 2.1 above, subject to (i) the prior written consent of BioInvent, which consent shall not be unreasonably delayed, withheld or conditioned, and (ii) the receipt of any Third Party approval required under any BioInvent Third Party Agreements. Each Sublicense agreement shall be consistent with, and shall be subject to, the terms and conditions of this Agreement, and CASI shall remain responsible for the performance of its obligations under this Agreement, regardless of whether CASI may have delegated those obligations to its Sublicensees. CASI shall promptly, and in any event within [***] days of granting a Sublicense, provide BioInvent with a copy of the executed Sublicense agreement, provided CASI may redact any confidential or proprietary information contained therein that is not necessary for BioInvent to determine compliance with this Agreement.

2.3       Cross License to BioInvent. Subject to the terms and conditions of this Agreement, CASI hereby grants to BioInvent (i) a non-exclusive, royalty-free right and license (with the right to sublicense, and to further sublicense) under the CASI Technology and (ii) an exclusive, royalty-free right and license (with the right to sublicense, and to further sublicense) under CASI’s interest in the Joint Technology to Develop, manufacture, use and Commercialize the Licensed Product in the Field in all countries outside of the Territory.

2.4       Right to Subcontract of CASI. CASI may exercise any of the rights or obligations that CASI may have under this Agreement by subcontracting the exercise or performance of all or any portion of such rights and obligations on CASI’s behalf without having to grant any Sublicense to the applicable subcontractor. Any Affiliate or Third Party subcontractor to be engaged by CASI hereunder shall meet the qualifications typically required for the performance of the subcontracted activities. CASI shall remain responsible and obligated for such subcontracted activities and the performance of this Agreement and shall cause any such subcontractor to comply with all applicable terms and conditions of this Agreement. In addition, CASI shall ensure that any and all Know-How, Patent Rights and other intellectual property rights arising or created by any such Affiliate or Third Party subcontractor in relation to the subcontracted activity shall be assigned solely to and in the name of CASI hereunder.

2.5       Non-Compete Obligations of CASI. Subject to Section 2.6 and except as otherwise agreed by the Parties, during the Term, CASI shall not, and shall ensure that its Affiliates do not, independently or for or with any Third Party, develop, manufacture, commercialize or otherwise exploit [***] (each a “Competing Product”) in the Territory, other than Licensed Products in accordance with this Agreement.

2.6       Acquisition of Competing Programs. Notwithstanding Section 2.5, if at any time during the Term, CASI or any of its Affiliates acquires rights to a Competing Product through the acquisition of a Third Party (whether by merger or acquisition of all or substantially all of the stock or assets of a Third Party or of any operating or business division of a Third Party or similar transaction), such acquisition, and the development, manufacture, commercialization or otherwise exploitation of such Competing Product thereafter, shall not constitute a breach of Section 2.5 if [***].

2.7       Change of Control of CASI. Notwithstanding Section 2.5, in the event of a Change of Control of CASI, CASI shall notify BioInvent in writing without delay of such Change of Control event and furnish BioInvent with essential information about the Third Party acquiring CASI in such Change of Control transaction. If such Third Party, at the time of Change of Control event, is developing, manufacturing, commercializing or otherwise exploiting a Competing Product, such Change of Control, and the development, manufacture, commercialization or otherwise exploitation of such Competing Product by such Third Party thereafter, shall not constitute a breach of Section 2.5 if [***].

2.8       [***] Competing Product of BioInvent.

(a)  [***] For any Competing Product Controlled by BioInvent, on a Competing Product-by-Competing Product basis, BioInvent hereby grants to CASI [***].

At the time when BioInvent intends to develop, manufacture, commercialize or otherwise exploit (either by itself, its Affiliates, or with a Third Party) a Competing Product in the Territory, BioInvent shall [***].

(b)  [***] Expiration. If (i) CASI does not provide BioInvent with a [***] with respect to a Competing Product in the Territory prior to the expiration of the [***], or (ii) if CASI timely provides BioInvent with a [***] with respect to such Competing Product and the Parties [***] and BioInvent shall be free to pursue a transaction with any Third Party with respect to such Competing Product in the Territory, provided that [***] by CASI or BioInvent during [***].

(c)  [***] Notwithstanding anything to the contrary herein, the Parties agree that the [***] with respect to a Competing Product shall automatically renew if BioInvent does not enter into a definitive agreement for the Competing Product with a Third Party as described in Section 2.8(b) above within [***] days after the expiration of the most-recent [***] with respect to such Competing Product; provided, however, that in no event shall the [***] with respect to any Competing Product extend beyond the Term.

(d)  Change of Control of BioInvent. In the event of a Change of Control of BioInvent, BioInvent shall notify CASI in writing without delay of such Change of Control event and furnish CASI with essential information about the Third Party to such Change of Control transaction. [***]

2.9       BioInvent Third Party Agreements. CASI acknowledges that BioInvent has licensed certain BioInvent Technology from the BioInvent Third Party Agreements set forth in Exhibit B. In relation to such BioInvent Third Party Agreements, BioInvent agrees to certain representations, warranties and covenants set forth in Section 11.2.

ARTICLE 3 GOVERNANCE

3.1       Formation and Composition of the Joint Steering Committee. As soon as reasonably practicable after the Effective Date, but in no event later than thirty (30) days following the Effective Date, a Joint Steering Committee shall be established to oversee and control the implementation of this Agreement between the Parties, and the first meeting held. It shall be composed of three (3) representatives from each Party (the “JSC” or “Joint Steering Committee”) drawn from the ranks of senior management of each Party. The Parties shall notify one another in writing of any change in the membership of the JSC. An alternate member designated by a Party may serve temporarily in the absence of a permanent member of the JSC for such Party. Each Party will designate one member of the JSC as a “Co-Chairperson.”

3.2       JSC Functions and Powers. The JSC shall:

(i)         monitor the progress of the CASI Development Plan and the Global Development Plan, review and discuss any results thereunder, and ensure alignment and consistency between the CASI Development Plan and the Global Development Plan;

(ii)       approve updates and amendments to the CASI Development Plan each Calendar Quarter, including all relevant timelines;

(iii)      approve any adjustments to the diligence milestones set out in Exhibit D;

(iv)       serve as a forum of exchange and coordination with respect to regulatory, clinical, patent, manufacturing, and Commercialization strategies (directly or through subcommittees);

(v)        serve as the first forum for the settlement of disputes or disagreements resulting from or arising out of this Agreement; and

(vi)       perform such other functions as appropriate to further the purposes of this Agreement, as mutually agreed to in writing by the Parties.

3.3       Limitations of Powers of the JSC. The JSC shall have no power to amend this Agreement and shall have only such powers as are specifically delegated to it hereunder.

3.4       Determinations. The JSC will take action by unanimous consent of the Parties, with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting. Determinations of the JSC can also be made by a written resolution, signed by a designated representative of each of the Parties. In the event the JSC is unable to secure unanimous consent on a matter and such matter is unable to be resolved by the Executive Officers within the period of ten (10) Business Days in accordance with Section 14.2, then (a) CASI shall have final decision-making authority on matters that primarily relate [***], except for (b) [***], in which case BioInvent will have the final decision-making authority with respect to such matter. For the avoidance of doubt, matters in subclause (b) above could include, among others: (i) [***], [***], (ii) [***], or (iii) [***], but excluding [***]; provided, in each case (i) through (iii), the matters satisfy the criteria described in subclause (b) above.

3.5       Meetings of the JSC. Subject to the provisions of the next sentence and Section 3.7, the JSC shall hold meetings at least once each Calendar Quarter (unless otherwise unanimously agreed by the JSC) at such times and places as shall be determined by the JSC (including by videoconference, telephone, or web conference), but in no event shall such meetings be held in person less frequently than once per Calendar Year (unless otherwise unanimously agreed by the JSC). The first JSC meeting shall be held as soon as possible, but no later than thirty (30) days after the Effective Date. At least three (3) members of the JSC will constitute a quorum for any meeting, provided that at least one (1) representative from each Party is present. Each Co-Chairperson will on an alternate basis be responsible for organizing the meetings of the JSC and for distributing the agenda of the meetings but will have no additional powers or rights beyond those held by the other representatives to the JSC. The responsible Co-Chairperson will include on the agenda any item within the scope of the responsibility of the JSC that is requested to be included by a Party and will distribute the agenda to the Parties no less than five (5) Business Days before any meeting of the JSC. A Party may invite other senior personnel of their organization to attend meetings of the JSC, as appropriate, provided, however, that such other senior personnel shall not have any duties of a JSC member. The JSC may act without a meeting if prior to such action a written consent thereto is given by both Parties in accordance with Section 3.4. Each Party shall be responsible for its travel costs incurred for attending JSC meetings.

3.6       Meeting Minutes. Minutes will be kept of all JSC meetings by the responsible Co-Chairperson for that JSC meeting and sent to all members of the JSC for review and approval within five (5) Business Days after each meeting. Minutes will be deemed approved unless any member of the JSC objects to the accuracy of such minutes by providing written notice to the other members of the JSC within five (5) Business Days of receipt of the minutes. In the event of any such objection that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.

3.7       Urgent Matters. Notwithstanding anything in Section 3.5 expressed or implied to the contrary, in the event that an urgent issue or matter arises, that requires prompt action by the JSC, the JSC shall arrange for a teleconference call (or otherwise meet) for the purpose of resolving the issue or matter. Such JSC teleconference call shall take place as promptly as possible, with the immediacy of the issue or matter requiring JSC action determining the time, place and manner of the conduct of the meeting.

3.8       Subcommittees. The JSC may form subcommittees as determined by the needs of the Parties. Any subcommittee established by the JSC shall have appropriate representation of each Party. Any such subcommittee shall be given assignments from the JSC, shall be subject to the authority of the JSC, shall have no power or authority greater than that of the JSC, and shall report its actions to the JSC. At the request of either Party at any time, any such subcommittee shall be dissolved and its powers and functions returned to the JSC.

3.9       Appointment of Project Leaders. Each Party shall appoint its initial project leader who shall coordinate the Development of the Licensed Product (each, a “Project Leader”) within ten (10) Business Days after the Effective Date and shall promptly thereafter notify the other Party of such appointment. If at any time a vacancy occurs for any reason, the Party that appointed the prior incumbent shall as soon as reasonably practicable appoint a successor. Each Party shall promptly notify the other Party of any substitution of another person as its Project Leader. Each Party’s Project Leader will be available during the existence of the JSC, to answer any reasonable questions from the other Party. In addition, CASI’s Project Leader shall endeavor to keep BioInvent’s Project Leader regularly updated on the progress of activities being conducted under the CASI Development Plan. BioInvent’s Project Leader shall endeavor to keep CASI’s Project Leader regularly updated on the progress of activities being conducted under the Global Development Plan.

ARTICLE 4 DEVELOPMENT

4.1       Development of the Licensed Product by CASI.

(a)  Except to the extent otherwise set forth in Section 3.4, CASI shall have the exclusive right and sole responsibility to Develop the Licensed Product and to conduct (either itself or through its Affiliates, agents, subcontractors and/or Sublicensees) all Clinical Trials and non-clinical studies CASI believes appropriate to obtain Regulatory Approval for the Licensed Product in the Territory [***]. As CASI deems appropriate, CASI may Develop the Licensed Product in the PRC as an imported drug using the import drug registration pathway, or as a locally manufactured product using the domestic drug registration pathway. The Development of each Licensed Product shall be governed by a development plan that accurately describes the proposed overall program of Development (the “CASI Development Plan”), which CASI Development Plan will be updated by CASI at least once annually and communicated to the JSC regarding the Development activities pursuant to Section 3.2(ii). The initial CASI Development Plan is attached hereto as Exhibit C. CASI shall make necessary amendments in accordance with any change in local regulatory requirements with respect to the Development of the Licensed Products in the Territory.

(b)  The CASI Development Plan shall describe in reasonable detail the Development activities within their corresponding estimated timelines to be performed as well as corresponding decision points and milestones to further the Development process and to obtain Regulatory Approval for the Licensed Product in each Region in the Territory. For clarity, CASI Development Plan shall include (i) significant Clinical Trials to be undertaken by CASI, including, if applicable the engagement of a CRO for the Clinical Trials, (ii) estimated timelines for carrying out the Clinical Trials and the envisaged endpoints of such Clinical Trials, (iii) regulatory pathway and major regulatory activities and their timelines including meetings with Regulatory Authorities and expected market entry, and (iv) only if CASI exercises its option under Section 5.2, a manufacturing plan, as such manufacturing plan may be amended from time to time and communicated to the JSC. Notwithstanding the foregoing, a CASI Development Plan shall be deemed to be in compliance with this Section 4.1(b) if it contains content at a level of detail consistent with the Global Development Plan.

(c)  Key decisions made by CASI with respect to the Development of the Licensed Product including but not limited to (i) clinical development strategy, (ii) design of Clinical Trials, (iii) Indications to pursue and (iv) manufacturing changes shall be discussed by the Parties in the JSC in accordance with Section 3.2(iv). CASI shall in good faith take into consideration and implement any suggestions made by BioInvent but shall have no obligation to [***], provided, that, CASI shall timely communicate and discuss the rationale and supporting data for such decision with BioInvent.

(d)  Global Development Plan and Joint Global Study. BioInvent will provide CASI with the up-to-date Global Development Plan promptly after the Effective Date and keep CASI regularly updated of any material changes or amendments to the Global Development Plan by providing CASI with an amended Global Development Plan promptly after any such material changes or amendment are made. CASI shall have the right to participate (as set forth in this Section 4.1(d)) in any Clinical Trial listed in the Global Development Plan by providing written notice to BioInvent, and such Clinical Trial will become a “Joint Global Study.” BioInvent shall, and shall cause its Third Party licensees or sublicensees (as applicable) to, allow CASI to participate in a Joint Global Study by allowing CASI to (i) include and coordinate Clinical Trial sites in the Territory, and (ii) enroll study subjects in the Territory in such Joint Global Study prior to the completion of such Joint Global Study, at an amount to be agreed by Parties, but in any event no less than the minimum amount required by the applicable Regulatory Authorities in the Territory for CASI to qualify the Clinical Trials to be conducted in the Territory as part of the Joint Global Study (along with any data generated by the Joint Global Study outside the Territory) as a Pivotal Trial in the Territory. The Parties shall negotiate in good faith and agree on the details and logistics of any such Joint Global Study. CASI shall be responsible for [***] Development in the Territory by CASI under a Joint Global Study.

4.2       Diligence. CASI shall use Commercially Reasonable Efforts to (a) Develop the Licensed Product according to the CASI Development Plan and (b) Develop the Licensed Product in [***] Indications in the Territory, which shall be selected by CASI pursuant to Section 4.1(c) or Section 4.1(d). CASI shall maintain and utilize qualified staff, laboratories, offices and other facilities as needed to Develop the Licensed Product and shall use personnel with skills and experience as may be required to accomplish efficiently and expeditiously such tasks and objectives of the CASI Development Plan in a good scientific manner and in compliance in all material respects with all Applicable Laws, and cGLP, cGCP and cGMP standards, as applicable. CASI shall, as part of its obligations hereunder (i) obtain all required Regulatory Authority and ethic committee and independent review board approvals prior to conducting any Clinical Trials involving human subjects and (ii) obtain all the consents required by Applicable Law from the human subjects participating in any Clinical Trials conducted by CASI. In particular, with regards to the first Indication, CASI shall achieve the milestones set out in Exhibit D.

Any anticipated failure to achieve any such milestones shall be discussed within the JSC, which has the authority, pursuant to Section 3.2, to adjust such milestone in the

CASI Development Plan. Each of the deadlines for the Development milestones provided above will be extended by the duration of any delays that are encountered during the course of Development and caused by events outside of the control of CASI, including:

(a)  Force majeure;

(b)  An Adverse Event reported pursuant to the Safety and Pharmacovigilance Agreement;

(c)  Unforeseen bona fide regulatory delays;

(d)  Any delay by BioInvent in completing the Initial Technology Transfer in accordance with Section 4.3(a);

(e)  Any delay by BioInvent in achieving its covenant set forth in and in accordance with Section 11.2(n);

(f)   Any delay by BioInvent in achieving its covenant set forth in and in accordance with Section 11.2(p);

(g)  The failure of BioInvent or its Third Party licensees or sublicensees to fulfill its obligations under this Agreement or to supply the required Licensed Products to CASI with timelines provided in the Supply Agreement with such failure resulting in a CASI delay;

(h)  Any extension agreed upon in writing by both Parties, for example, coincidentally with an amendment to the CASI Development Plan; and

(i)   Any other event that caused an actual delay for which CASI is not responsible or accountable for (including, e.g., changes to Applicable Laws, requested consultation meetings with the Regulatory Authority in the Territory, or, if a Regulatory Authority places a BioInvent product on regulatory hold outside the Territory, resulting in regulatory hold being put in place for CASI in the Territory).

4.3       Technology Transfer to CASI.

(a)  The Parties have executed an agreement to meet the data transfer requirement required by the GDPR (“GDPR Agreement”), which is attached hereto as Exhibit E. BioInvent will, at its cost and expense, transfer to CASI in an orderly fashion and in a manner such that the value of the transferred information is preserved in all material respects any BioInvent Technology necessary or useful for CASI to carry out the CASI Development Plan. Without limiting the foregoing, within [***] days of the Effective Date, BioInvent will, at its cost and expense, provide CASI with the complete core data package and Regulatory Materials in its possession that are necessary or useful for the IND and CTA filing for the Licensed Product in the PRC (the “Initial Technology Transfer”). Any translation from Swedish or English into Chinese will be performed by CASI at CASI’s cost and expense.

(b)  From time to time during the Term, BioInvent will transfer to CASI [***] any new BioInvent Technology necessary or useful for CASI to Develop and Commercialize the Licensed Product in the Territory. Any translation from English into Chinese will be performed by CASI [***]. In the event that a Third Party licensee of BioInvent conducts Clinical Trials for the Licensed Product in any territory outside the Territory, BioInvent will use Commercially Reasonable Efforts to obtain or retain the ability to share that Third Party licensee’s data and regulatory filings and documentation with CASI, and if obtained or retained, share the same with CASI.

4.4       Technology Transfer to BioInvent. From time to time during the Term, CASI will transfer to BioInvent any new CASI Technology necessary or useful for BioInvent, its Affiliates or licensees to Develop and Commercialize the Licensed Product outside of the Territory, [***].

4.5       BioInvent Support in Development

(a)  Initial Support. Promptly following the Effective Date and for [***] thereafter, BioInvent shall make Commercially Reasonable Efforts to provide Development support and consultation to CASI [***].

(b)  Additional Support. From [***] following the Effective Date until Commercialization of the Licensed Product, BioInvent shall, at the request of CASI, make Commercially Reasonable Efforts to provide CASI with additional Development support [***], provided that any such expenses must be pre-approved in writing by CASI. Any Development support requested by CASI in excess of [***]. Such Development support to be provided by BioInvent during the Term is subject to the continued availability of resources and its employees who have the required technical knowledge to provide such Development support. Preparation for and participation by BioInvent in JSC meetings or meetings of subcommittees formed under Section 3.8 shall not be considered to be Development support.

(c)  BioInvent Expenses. All reasonable expenses incurred by BioInvent which CASI is responsible for reimbursing under this Section 4.5 shall be reimbursed by CASI in U.S. Dollars based on the exchange rate at the end of the Calendar Quarter in which the expenses were incurred. Within thirty (30) days following the end of each Calendar Quarter, BioInvent shall submit an invoice to CASI (addressed to CASI’s Project Leader) for the expenses BioInvent incurred during such Calendar Quarter in connection with the BioInvent Development support and CASI shall pay such invoice within thirty (30) days after receipt thereof.

4.6       Records. CASI shall maintain or cause to be maintained records in sufficient detail and in a manner that will completely and accurately reflect all work done and all data, results, inventions and discoveries achieved in the performance of the CASI Development Plan (such records to be in the form required under any applicable Governmental Body regulations). CASI will promptly provide to the JSC any results that have a material impact on the Development of the Licensed Product outside of the Territory. Such records shall be maintained during the Term and for a period of [***] years thereafter.

4.7       Development Reports. Following the Effective Date and as long as any Development of the Licensed Product is performed in the Territory, on [***] basis after the first JSC meeting, CASI shall provide to BioInvent a written report that summarizes the Development activities on a Region-by-Region basis performed by CASI and its Affiliates and Sublicensees in the Territory since the prior report by CASI, including summaries of (i) all clinical and non-clinical data and (ii) other results and analysis related to the Development of the Licensed Products. Starting from the second JSC meeting, where applicable, Development reports for each Indication shall be provided by CASI’s Project Leader to the JSC in preparation of the next JSC meeting in accordance with Section 3.5. Each Development report shall be compiled and reported in English language. All information and reports provided to BioInvent pursuant to this Section 4.7 shall be treated as Confidential Information of CASI hereunder.

ARTICLE 5 SUPPLY AND MANUFACTURING

5.1       Supply by BioInvent. Subject to Section 5.2, BioInvent shall (by itself, through a contract manufacturing organization (“CMO”), or through a Third Party selected by BioInvent) manufacture the Licensed Product at a facility located outside the PRC for CASI’s Development and Commercialization of the Licensed Product in the Territory. BioInvent shall supply such Licensed Product to CASI in such quantities as required by CASI at BioInvent’s Fully Burdened Manufacturing Costs. The Parties shall enter into a supply agreement (“Supply Agreement”) which will set out specific terms and conditions for clinical and commercial supply of Licensed Product by BioInvent to CASI. The Parties shall make best efforts to enter into such Supply Agreement within [***] after the Effective Date.

5.2       Manufacture in the Territory. If CASI notifies BioInvent in writing that it wishes to have the Antibody and Licensed Product manufactured in the Territory, the following provisions shall apply:

(a)  Choice of Manufacturing Facility. The Parties shall discuss in good faith the choice of the entity that would manufacture the Antibody or Licensed Product, taking into account all relevant factors including (a) applicable terms of BioInvent’s Third Party Agreements; (b) the qualification and cost of production of the proposed manufacturing facility; and (c) [***]. CASI shall have sole decision-making authority to select such manufacturing facility, after having taken into account the aforementioned factors. CASI will be responsible for [***] the applicable manufacturing facility for manufacturing the Antibody or the Licensed Product in the Territory for CASI, and, if relevant, for directly contracting with the CMO. In the event CASI’s choice of manufacturing facility results in [***], the Parties will discuss in good faith [***] acceptable to both Parties.

(b)  [***]. BioInvent shall promptly request that [***] (as well as, if applicable, [***]) to manufacture the Antibody and Licensed Product under [***] in the Field in the Territory, and shall use Commercially Reasonable Efforts to (x) [***], including by the timely coordination of communications among [***], BioInvent, and CASI, and (y) [***].

(c)  Manufacturing Technology Transfer. In the event [***] [***], the Parties will reasonably promptly establish a plan for the manufacturing technology transfer,

including transferring manufacturing process, QC assays, manufacturing data and materials including cell lines, in each case, that are owned or otherwise Controlled by BioInvent, from BioInvent to CASI, CASI’s Affiliate, or the CMO selected by CASI in accordance with Section 5.2(a). The manufacturing technology transfer plan will set out (i) activities and timelines for such manufacturing technology transfer, (ii) the support required by CASI from BioInvent for such transfer, pursuant to which BioInvent will provide access and transfer, to CASI, CASI’s Affiliate, or the CMO selected by CASI, all BioInvent Technology that is Controlled by BioInvent and is necessary or useful to manufacture the Antibody and the Licensed Product in the Field in the Territory. Upon CASI’s reasonable request, BioInvent or its CMO will provide assistance and on-site support related to the manufacturing technology transfer to enable CASI, its Affiliate, or the CMO selected by CASI to manufacture the Antibody and the Licensed Product in substantially the same manner as BioInvent (or its Affiliates, CMOs, or a third party selected by BioInvent, as applicable) manufactures the Antibody and the Licensed Product for CASI, provided that such on-site support does not unreasonably interfere with BioInvent’s or such other parties’ (if applicable) ordinary business. CASI shall [***] such manufacturing technology transfer, including [***] BioInvent’s personnel to provide assistance to CASI, but [***] of BioInvent under any BioInvent Third Party Agreement as a result of such manufacturing tech transfer, which shall be discussed by Parties in accordance with Section 5.2(a).

Notwithstanding the foregoing, the Parties acknowledge that CASI, at its sole discretion, may never exercise the option to manufacture the Licensed Product in the Territory.

5.3       Supply by CASI. After manufacturing technology transfer from BioInvent to CASI, and at the request of BioInvent, the Parties shall enter into a manufacturing collaboration and supply agreement (“Manufacturing Collaboration and Supply Agreement”) which sets out specific terms and conditions for:

(i)         the supply of Licensed Product by CASI to BioInvent, its Affiliates, and any BioInvent licensees for use outside of the Territory; and

(ii)       the sharing of manufacturing and batch data between CASI and BioInvent.

ARTICLE 6 COMMERCIALIZATION

6.1       Commercialization. Subject to Section 3.2(iv), CASI shall have the sole decision-making authority and responsibility and the exclusive right to Commercialize the Licensed Product in the Territory itself or through one or more Sublicensees or other Third Parties selected by CASI at CASI’s cost and expense, and shall have the sole decision-making authority and responsibility in all matters relating to the Commercialization of the Licensed Product in the Territory.

6.2       Diligence. CASI shall use Commercially Reasonable Efforts to Commercialize the Licensed Product in all Indications and in all Regions in the Territory after receiving Regulatory Approval for such Indications in such Regions. Subject to Section 3.2(iv), CASI shall have the exclusive right to determine the launch strategy for the Licensed

Products in the Territory. Activities by CASI’s Affiliates and Sublicensees will be considered as CASI’s activities under this Agreement for purposes of determining whether CASI has complied with any obligation to use Commercially Reasonable Efforts.

6.3       Commercialization Reporting. CASI shall, on each anniversary of the Effective Date, provide BioInvent with a written report summarizing in reasonable detail its major Commercialization activities conducted during the prior Calendar Year. All information and reports provided to BioInvent pursuant to this Section 6.3 shall be treated as Confidential Information of CASI hereunder.

6.4       Trademarks. CASI shall have the sole authority to select trademarks for the Licensed Product in the Territory and shall own all such trademarks.

6.5       Compliance with Anti-corruption and Anti-Bribery Laws. CASI shall comply with all Applicable Laws including compliance and anti-corruption and anti-bribery laws and regulations, with respect to the Commercialization of the Licensed Product in the Territory. In particular, CASI shall conform its practices and procedures relating to educating the medical community in the Territory with respect to the Licensed Product to any applicable industry association regulations, policies and guidelines, as the same may be amended from time to time and shall comply with all Applicable Laws with respect thereto.

For the avoidance of doubt anti-corruption and anti-bribery laws shall include but not be limited to, the U.S. Foreign Corrupt Practices Act, the UK Anti-Bribery Act, the Criminal Law of the People’s Republic of China, the Laws of the People’s Republic of China Against Unfair Competition, the Provisional Regulation on Prohibition of Commercial Bribery, Pharmaceutical Administration Law of the People’s Republic of China and other Applicable Laws of the People’s Republic of China and other Regions in the Territory, as well as any laws, regulations, administrative guidelines, judicial interpretations governing the operation and business activities of CASI, its Affiliates and Sublicensees in connection with the performance of this Agreement in the Territory, all as amended from time to time.

6.6       Compliance with Laws, Generally. Each Party shall conduct, and shall cause its Affiliates, Sublicensees, subcontractors, consultants to conduct, all activities under this Agreement in good scientific manner and in material compliance with all applicable regulatory requirements and compulsory standards and all Applicable Laws now in force or which may hereafter be in force in the Territory. A Party will immediately notify the other Party if, at any time during the Term, the notifying Party, its Affiliates or any of its Sublicensees is convicted of an offense that would impede the Development or Commercialization of the Licensed Products in the Territory.

ARTICLE 7 REGULATORY MATTERS

7.1       Holder of Regulatory Approvals and Regulatory Materials. To the extent permissible under Applicable Laws based on activities and roles of each Party set forth in the then-current CASI Development Plan, CASI (or an Affiliate of CASI) shall be the holder of Regulatory Approvals and Regulatory Materials for Licensed Products in the Field in the Territory. To the extent the foregoing is not permissible under

Applicable Laws, then BioInvent shall, or shall cause its Third Party licensee, as applicable, to be the holder of Regulatory Approvals and Regulatory Materials for Licensed Products in the Field in the Territory for CASI’s benefit, and appoint CASI (or an Affiliate of CASI) as BioInvent’s (or its Third Party licensee’s, as applicable) sole authorized regulatory agent of record in the Territory and take actions on behalf of and for the benefit of BioInvent (or its Third Party licensee, as applicable) in accordance with the Applicable Laws; provided, that, BioInvent shall, or shall cause its Third Party licensee, as applicable, to promptly transfer all Regulatory Approvals and Regulatory Materials to CASI or its designee when Applicable Laws in the Territory allows CASI (or an Affiliate of CASI) to hold such Regulatory Approvals and Regulatory Materials for the Licensed Product in the Territory at CASI’s expense. BioInvent shall, or shall cause its Third Party licensee, as applicable, to reasonably cooperate with CASI, at CASI’s request [***], to enable CASI (or an Affiliate of CASI) to obtain any or all such Regulatory Approvals and Regulatory Materials.

7.2       Regulatory Responsibilities.

(a)  CASI shall be responsible for all regulatory activities necessary to obtain and maintain Regulatory Approval of the Licensed Product in the Territory. CASI shall keep BioInvent informed of regulatory developments related to the Licensed Product in the Territory both via the JSC and CASI’s reports pursuant to Section 4.7 and Section 6.3. To the extent permissible by the respective Regulatory Authorities under Applicable Laws and where not reasonably expected to cause unreasonable delay, CASI shall invite a qualified representative of BioInvent to participate in and contribute to all meetings with the Regulatory Authorities in the Territory relating to any Clinical Trials in the Territory.

(b)  BioInvent shall, and shall cause its Third Party licensees or sublicensees to, reasonably and timely assist and cooperate with CASI, at CASI’s request [***], to enable CASI (or an Affiliate of CASI) to prepare Regulatory Materials and obtain and maintain Regulatory Approvals and Regulatory Materials in the Territory. Such assistance and cooperation shall include, but not limited to, (i) sharing with CASI CTD of the Licensed Product submitted to a Regulatory Authority outside the Territory, (ii) providing CASI with (A) certificates and documents requested by the Regulatory Authority in the Territory, (B) supplementary data or materials requested by the Regulatory Authority in the Territory, and (C) QC sample and related materials requested by the Regulatory Authority in the Territory, (iii) allowing and facilitating oversea manufacturing sites inspection requested by the Regulatory Authority in the Territory, and (iv) sharing with CASI all DMF of API (bulk), excipients, and package materials requested by the Regulatory Authority in the Territory.

7.3       Regulatory Materials. CASI shall prepare and submit all Regulatory Materials for the Licensed Product in the Territory. CASI shall timely notify BioInvent of all material submissions, filings with any Regulatory Authority and all material notices, correspondences, communications, or other filings received from any Regulatory Authority that are related to the Licensed Product in the Territory. Moreover, with respect to submission of (i) an NDA in the Territory, CASI will provide BioInvent with drafts of such filing in the language such filing is drafted and a reasonable English summary of such filing (which summary will include key information) not less than sixty (60) days prior to submission so that BioInvent may review and comment, and (ii)

other material Regulatory Materials to any Regulatory Authority in the Territory, CASI will provide BioInvent with drafts of such submissions in the language such submission are drafted, and reasonable English summaries of such submissions (which summaries will include key information) not less than forty-five (45) days prior to document finalization so that BioInvent may review and comment on them. CASI shall consider all comments of BioInvent in good faith, taking into account the best interests of the Development and/or Commercialization of the Licensed Product. CASI shall also provide to BioInvent copies of the final submitted version of each material Regulatory Material and each granted Regulatory Approval in the Territory and an English translation of such Regulatory Approval. Upon request by CASI, BioInvent shall, or shall cause its Third Party licensee, as applicable, to, subject to Section 4.5, reasonably assist CASI in seeking and obtaining Regulatory Approvals with respect to the Licensed Product in the Territory.

7.4       Rights of Reference. BioInvent hereby grants CASI the right to use and reference all Regulatory Materials that are available and Controlled by BioInvent and its Affiliates (including data contained therein) and Regulatory Approvals for the Licensed Product outside the Territory submitted by or on behalf of BioInvent, its Affiliates or licensees, which right may be used by CASI only in the Field in the Territory. BioInvent shall cause all relevant licensees of BioInvent to grant such cross reference rights to CASI, with right to sublicense. CASI hereby grants BioInvent the right to use and reference all Regulatory Materials that are available and Controlled by CASI and its Affiliates (including data contained therein) and Regulatory Approvals for the Licensed Product in the Territory submitted by or on behalf of CASI, its Affiliates or Sublicensees, which right may be used by BioInvent only outside the Territory. CASI shall cause all relevant Sublicensees of CASI to grant such cross reference rights to BioInvent, with right to sublicense. Each Party shall execute any documentation that is reasonably requested by the other Party to facilitate the exercise of such rights of reference.

7.5       Adverse Event Reporting. During the Term, the Parties agree to comply with any and all Applicable Laws then applicable to the Licensed Product safety data collection and reporting. The Parties (or their respective Affiliates) will execute a safety and pharmacovigilance agreement (the “Safety and Pharmacovigilance Agreement”) prior to the initiation of clinical activities by CASI, but in any event within ninety (90) days after the Effective Date, to ensure the exchange of relevant safety data within appropriate timeframes and in an appropriate format to enable the Parties to fulfill local and international regulatory reporting obligations and to facilitate appropriate safety reviews. In the event of any inconsistency between the terms of this Agreement and the Safety and Pharmacovigilance Agreement, the terms of this Agreement shall govern, except to the extent such conflicting terms relate directly to the pharmacovigilance responsibilities of the Parties (including the exchange of safety data), in which case the terms of the Safety and Pharmacovigilance Agreement shall govern. The Safety and Pharmacovigilance Agreement will include safety data exchange procedures governing the coordination of collection, investigation, reporting, and exchange of information concerning any Adverse Events, pregnancy reports, and any other safety information arising from or related to the use of the Licensed Product, consistent with Applicable Law. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to Regulatory Authorities. The information exchanged between the Parties pursuant to this

Section 7.5 shall be transmitted by e-mail, facsimile or overnight courier to the following address:

Transmission to BioInvent:

BioInvent International AB

Ideongatan 1

Se-223 70 Lund

Sweden

Attn: Chief Medical Officer

Cc: Chief Executive Officer

Email: [***]

Cc: [***]

Transmission to CASI:

CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

Attn: Chief Medical Officer

Email: [***]

7.6       Recall of Licensed Product.

(a)  Mandatory Recall. In the event that any Regulatory Authority in the Territory issues or requests a recall or takes similar action in connection with the Licensed Product, the Party notified of such recall or similar action shall, within one (1) Business Day at the latest, advise the other Party thereof by telephone (and confirm by email), or email. Following notification of a mandatory recall in the Territory, the Parties shall comply with the mandatory recall.

(b)  Voluntary Recall. In the event that either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal, the Party desiring such recall or similar action shall, within twenty-four (24) hours, advise the other Party thereof by telephone (and confirm by email or facsimile), email or facsimile. Following notification of a voluntary recall in the Territory, the Parties shall decide through the JSC whether to conduct a recall and the manner in which any such recall shall be conducted. In any case of dispute, Section 3.4 shall apply.

(c)  Costs of a Recall. As between the Parties, CASI shall bear the expenses of any recall of the Licensed Product in the Territory unless such recall is caused by the gross negligence or willful misconduct of BioInvent or its other licensees or sublicensees outside the Territory. As between the Parties, BioInvent shall bear the expenses of any recall of the Licensed Product outside the Territory.

7.7       Personally-Identifiable Data. Each Party shall process all Confidential Information containing personally-identifiable data or personal data that it receives from the other Party in accordance with GDPR, Cyber Security Law of PRC, the Civil Code of PRC, and any other data protection laws, rules and regulations then in force, to the extent the foregoing are applicable to such data processing activities. Each Party shall use

Commercially Reasonable Efforts to process all Confidential Information containing personally-identifiable data or personal data that it receives from the other Party in material compliance with the Personal Information Security Specification of PRC to the extent applicable. The GDPR Agreement governing each Party’s personal data processing activities under this Agreement subject to GDPR is appended hereto as Exhibit E and may be amended from time to time to ensure compliance with GDPR and other applicable data protection laws.

ARTICLE 8 FINANCIAL PROVISIONS

8.1       Initial Fee and Equity Investment.

(a)  Initial Fee. In partial consideration of BioInvent’s grant of the rights and licenses to CASI, CASI shall pay, or cause to be paid to BioInvent a fee of five million U.S. Dollars ($5,000,000), within ten (10) Business Days following the Effective Date.

(b)  Equity Consideration. In partial consideration of BioInvent’s grant of the rights and licenses to CASI, CASI shall pay, or cause to be paid to BioInvent a fee of seven million U.S. Dollars ($7,000,000), and in consideration of the payment by CASI of such seven million U.S. Dollars ($7,000,000), BioInvent shall issue to CASI certain shares of common stock. Such payment by CASI and issuance by BioInvent shall be in accordance with the Equity Investment Agreement for share purchase executed as of the Effective Date which is attached hereto as Exhibit F.

8.2       Milestone Payments. As further partial consideration for BioInvent’s grant of the rights and licenses to CASI hereunder, CASI shall pay, or cause to be paid, to BioInvent the following non-refundable milestone payments with respect to the first achievement by the Licensed Product of the milestone events described below. CASI shall promptly, but in no event later than [***] days following achievement of such milestone event, notify BioInvent in writing of the achievement of any such milestone event and shall pay the relevant milestone within [***] days following receipt of a corresponding invoice from BioInvent.

Milestone event for the Licensed Product	Milestone Payment (U.S. Dollars)
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

In the event that a given milestone [***]. Notwithstanding the foregoing, each of the milestone payments listed above shall be [***].

8.3       Commercial Event Payments. As further partial consideration for BioInvent’s grant of rights and licenses to CASI hereunder, CASI shall pay BioInvent the following [***]

amounts for the [***] of the following commercial event milestones for the Licensed Product:

(a)  [***] U.S. Dollars [***] for the first Calendar Year in which the [***] Net Sales in the Territory in [***] of the Licensed Product exceed [***] U.S. Dollars [***];

(b)  [***] U.S. Dollars [***] for the first Calendar Year in which the [***] Net Sales in the Territory in [***] of the Licensed Product exceed [***] U.S. Dollars [***];

(c)  [***] U.S. Dollars [***] for the first Calendar Year in which the [***] Net Sales in the Territory in [***] of the Licensed Product exceed [***] U.S. Dollars [***];

(d)  [***] for the first Calendar Year in which the [***] Net Sales in the Territory in [***] of the Licensed Product exceed [***] U.S. Dollars [***];

(e)  [***] U.S. Dollars [***] for the first Calendar Year in which the [***] Net Sales in the Territory in [***] of the Licensed Product exceed [***] U.S. Dollars [***].

CASI shall deliver written notice to BioInvent within [***] days of the end of the Calendar Year in which a commercial event milestone occurs. CASI shall deliver the corresponding commercial event milestone payment to BioInvent within [***] days of receipt of a corresponding invoice from BioInvent for the commercial event milestone payment set forth in the written notice.

For the avoidance of doubt, each commercial event milestone payment shall be made [***] the number of Calendar Years in which the Licensed Product achieves such commercial event milestone.

The achievement of [***] commercial event milestone shall trigger the payment of [***]in the event such [***] milestone had [***] achievement of [***]. For example, if in the first Calendar Year following the First Commercial Sale of a Licensed Product, annual Net Sales in the Territory of a Licensed Product are of [***], the commercial event milestone in [***] has been achieved [***] the commercial event milestone in [***] shall trigger the payment of the commercial event milestones [***] resulting in the commercial milestone [***]

8.4       Royalty Payments for the Licensed Product. As further consideration for BioInvent’s grant of the rights and licenses to CASI hereunder, CASI shall, during each applicable Royalty Term, pay to BioInvent a royalty on [***] Net Sales in the Territory of the Licensed Product for each Calendar Year, [***] at the percentage rates set forth below:

Annual Net Sales in the Territory of Licensed Product per Calendar Year (U.S. Dollars)	Incremental Royalty Rate
For Net Sales of the Licensed Product [***]	[***]
For that portion of Net Sales of the Licensed Product [***]	[***]
For that portion of Net Sales of the Licensed Product [***]	[***]
For that portion of Net Sales of the Licensed Product [***]	[***]
For that portion of Net Sales of the Licensed Product [***]	[***]
[***]

For example, if in a Calendar Year [***] Net Sales in the Territory of a Licensed Product in U.S. Dollars is [***] the total royalties due and payable by CASI to BioInvent for such Net Sales would [***] U.S. Dollars [***]:

8.5       Royalty Reduction. During the Royalty Term and [***], royalties due hereunder are subject to adjustment as a result of the events set forth below (such adjustments to be prorated for the then-current Calendar Quarter in which the reduction becomes applicable); provided, however, that [***] the amounts set forth in Section 8.4 by any [***]for the Commercialization of the Licensed Product in the Territory.

(a)  Third Party Licenses. If CASI, its Affiliates or Sublicensees are required to make any royalty payments to a Third Party for [***], then the amount of royalties payable under Section 8.4 shall [***] the sale of the Licensed Product [***].

(b)  Patent Expiry. During the Royalty Term and [***]. The [***] in order to reflect the circumstance that the license granted by BioInvent to CASI under Section 2.1 of this Agreement with respect to such Licensed Product in such Region refers substantially to BioInvent Know-How and BioInvent’s interest in Know-How within Joint Technology.

(c)  Royalty Adjustment for Generic Competition. Upon Generic Competition with respect to a Licensed Product [***], the royalty rate payable to BioInvent on the sales of such Licensed Product [***] in Section 8.4.

8.6       BioInvent Third Party Agreement Fees. Notwithstanding anything to the contrary hereunder, [***] the respective counterparty or counterparties under each applicable BioInvent Third Party Agreements.

8.7       Timing of Payment. Royalties payable under Section 8.4 shall be [***]. Royalty obligations that have accrued during a particular Calendar Quarter shall be notified to BioInvent on a Calendar Quarter basis, within [***] each Calendar Quarter during which the royalty obligation accrued. Promptly following receipt of each such notice, BioInvent will issue an invoice to CASI for the amount of royalties due for such Calendar Quarter, and CASI will make each royalty payment to BioInvent within [***] days after receipt of each such invoice.

8.8       Mode of Payment and Currency. All payments to BioInvent hereunder shall be made by deposit of U.S. Dollars in the requisite amount to such bank account as BioInvent may from time to time designate by written notice to CASI. With respect to sales not denominated in U.S. Dollars, CASI shall convert each applicable quarterly sales in foreign currency into U.S. Dollars by using the exchange rate quoted by Bloomberg on www.bloomberg.com/markets/currencies/ on the last day of the relevant Calendar Quarter. Based on the resulting sales in U.S. Dollars, the then applicable royalties shall be calculated. The Parties may vary the method of payment set forth herein at any time upon mutual agreement, and any change shall be consistent with the local Applicable Law at the place of payment or remittance.

Invoices of BioInvent shall be addressed to:

CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

Attn: Chief Operating Officer

Email: [***]

Royalty Reports and Records Retention. Within [***] after the end of each Calendar Year during which the Licensed Product have been sold, CASI shall deliver to BioInvent, together with the applicable royalty payment due, a written report on [***], of (i) [***] of Licensed Product subject to royalty payments for such Calendar Year, (ii) [***] (following the definition of Net Sales) from such gross invoiced amounts to calculate Net Sales, (iii) [***] subject to royalty payments for such Calendar Year and (iv) corresponding [***]. Such report shall be deemed Confidential Information of CASI subject to the obligations of Article 10 of this Agreement. For [***] after each sale of the Licensed Product, CASI shall keep (and shall ensure that its Affiliates and Sublicensees shall keep) complete and accurate records of such sale in sufficient detail to confirm the accuracy of the royalty calculations hereunder.

8.9       Legal Restrictions. If at any time legal restrictions prevent the remittance by CASI of all or any part of royalties on Net Sales in [***], CASI shall have the right and option to make such payment either by depositing the amount thereof in local currency to an account in the name of BioInvent in a bank or other depository selected by BioInvent in [***].

8.10     Late Payments. All payments under this Agreement shall earn interest from the date due until paid at a rate [***] above the average of the prime rate as published in The Wall Street Journal, Western U.S. Edition, or any successor thereto during the [***] immediately preceding the due date of such overdue payment.

8.11     Audits.

(a)  During the Royalty Term and [***] thereafter, upon the written request of BioInvent, and not more than once in each Calendar Year, CASI shall permit, and shall cause its Affiliates or Sublicensees to permit, an independent certified public accounting firm of nationally recognized standing selected by BioInvent, and reasonably acceptable to CASI or such Affiliate or Sublicensee, to have access to and to review, during normal business hours upon reasonable prior written notice, the applicable records of CASI and its Affiliates or Sublicensees to verify the accuracy of the royalty reports and payments under this Article 8. Such review may cover the records for sales made in any Calendar Year ending not more than three (3) years prior to the date of such request. The accounting firm shall disclose to BioInvent and CASI only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to BioInvent.

(b)  If such accounting firm concludes that additional royalties were owed during such period, CASI shall pay the additional royalties [***] after the date BioInvent delivers to CASI such accounting firm’s written report, plus interest at the rate specified in Section 8.11. If such accounting firm concludes that an overpayment was made, such overpayment shall be fully creditable against amounts payable in subsequent payment periods or at CASI’s request, shall be reimbursed to CASI. BioInvent shall pay for the cost of any audit, unless CASI has underpaid BioInvent by [***] or more, in which case CASI shall pay for the costs of audit.

(c)  Each Party shall treat all information that it receives under this Section 8.12 in accordance with the confidentiality provisions of Article 10 of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the other Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement, except to the extent necessary for such Party to enforce its rights under the Agreement.

8.12     Taxes. Any and all payments by CASI, its Affiliates, or Sublicensees to BioInvent will [***]. If CASI, its Affiliates, or Sublicensees, as applicable, are required by law to deduct any Taxes from or in respect of any sum payable under this Agreement to BioInvent: (i) [***]; (ii) CASI, its Affiliates, or Sublicensees, as applicable, shall [***]; (iii) CASI, its Affiliates, or Sublicensees, as applicable, shall [***] in accordance with Applicable Law; and (iv) CASI, its Affiliates, or Sublicensees, as applicable, shall [***]. The Parties agree to cooperate with one another and use reasonable efforts [***] by Applicable Laws to [***] under this Agreement, including by completing all procedural steps, and taking all reasonable measures, [***] permitted under Applicable Laws, including [***]. BioInvent shall assist and cooperate with CASI, its Affiliates, or Sublicensees, as applicable, to [***] made hereunder or to obtain [***].

ARTICLE 9 INVENTIONS AND PATENTS

9.1       Patent Contacts. Each Party shall designate its initial Patent Contact within thirty (30) days following the Effective Date and shall promptly thereafter notify the other Party of such designation. If at any time a vacancy occurs for any reason, the Party that appointed the prior incumbent shall as soon as reasonably practicable appoint a successor. Each Party shall promptly notify the other Party of any substitution of another person as its Patent Contact. The Patent Contacts shall, from time to time, coordinate the respective patent strategies of the Parties relating to this Agreement.

9.2       Ownership of Background Technology. All Background Technology shall remain the sole and undivided property of the Party which owns the Background Technology.

9.3       Ownership of Foreground Technology. Subject to the terms and conditions of this Agreement and any relevant Third Party agreements, ownership of Foreground Technology will be as follows.

(a)  Any Technology that is developed or reduced to practice solely by CASI, or by an employee, contractor, subcontractor or Affiliate of CASI in the course of or in connection with this Agreement after the Effective Date shall be owned exclusively by CASI and shall be licensed to BioInvent pursuant to Section 2.3.

(b)  Any Technology that is developed or reduced to practice solely by BioInvent, or by an employee, contractor, subcontractor or Affiliate of BioInvent after the Effective Date shall be owned exclusively by BioInvent and shall be licensed to CASI pursuant to Section 2.1.

(c)  Any Joint Technology shall be owned jointly by the Parties and each Party shall license its ownership interest in the Joint Technology to the other Party pursuant to Sections 2.1 and 2.3.

Each Party shall require its employees, contractors, and subcontractors to assign all inventions made by them to the Party by whom they are engaged.

9.4       Patent Prosecution and Maintenance

(a)  BioInvent Patents. BioInvent shall be [***] for the Prosecution and Maintenance of Patent Rights with respect to any BioInvent Patents (other than BioInvent’s interest in Joint Technology, which is addressed in Section 9.4(c)).

(b)  CASI Patents. CASI shall be [***] for the Prosecution and Maintenance of Patent Rights with respect to any CASI Patents (other than CASI’s interest in Joint Technology, which is addressed in Section 9.4(c)).

(c)  Joint Technology. CASI and BioInvent shall share responsibilities and decision making with regard to patent matters relating to Joint Technology and [***] with respect thereto. BioInvent shall be primarily responsible and shall [***] the Prosecution and Maintenance of Patent Rights with respect to any Joint Patents outside of the Territory. CASI shall be primarily responsible and [***] for the Prosecution and Maintenance of Patent Rights with respect to any Joint Patents in the Territory.

(d)  Patent Prosecution Party. The “Patent Prosecution Party” means:

(i)         with respect to Patent Rights within the CASI Patents: CASI;

(ii)       with respect to Patent Rights within the Joint Patents in the Territory: CASI;

(iii)      with respect to Patent Rights within the BioInvent Patents: BioInvent;

(iv)       with respect to Patent Rights within the Joint Patents outside of the Territory: BioInvent.

For each patent application, patent and proceeding described in this Section 9.4(d), the Patent Prosecution Party shall, to the extent such activities relate to the Licensed Product:

(A) deliver to the other Party copies of communications between the Patent Prosecution Party and patent offices; and

(B) take the other Party’s comments and suggestions, if any, into consideration when framing responses and submissions to patent offices.

The Patent Prosecution Party shall have final authority over patent strategy, including selection of jurisdictions in which to file patent applications and the content of responses and submissions to patent offices.

(e)  Patent Term Extensions and Supplementary Protection Certificates. The Parties shall cooperate in seeking any available extension or expansion of any Patent Rights in and to the CASI Patents, BioInvent Patents, or Joint Patents. Such cooperation shall include:

(i)         advising each other in a timely manner of any action by any Regulatory Authority that is pertinent to any such extension;

(ii)       reasonably supplying each other with all information in its control pertaining to the extension of any such Patent Rights; and

(iii)      cooperating with each other to execute all supporting affidavits or documents required in connection with the extension of any such Patent Rights.

(f)   Discontinued Patents. Either Party may at any time elect, by written notice to the other Party, to discontinue support for one or more Patent Rights for which it is the Patent Prosecution Party within the CASI Patents, BioInvent Patents, or Joint Patents, as applicable (a “Discontinued Patent”). Such notice shall be sent at least [***] before any deadline applicable to the Prosecution and Maintenance of the Discontinued Patent, unless the Patent Prosecution Party is not aware of the deadline [***] prior to such deadline, in which case the notice shall be sent as soon as practically possible. The Party discontinuing the Prosecution and Maintenance of its Patent Rights shall [***] relating to a Discontinued Patent that are incurred more than [***] after receipt of that notice by the other Party. The other Party may elect, at its sole discretion and at its sole expense, to continue Prosecution and Maintenance of the Discontinued Patent in its respective territory if such Discontinued Patent is exclusively licensed to such Party in the respective territory of such Party hereunder (as regards CASI, the Territory, and as regards BioInvent, outside the Territory). The Party discontinuing the Prosecution and Maintenance of its Patent Rights shall [***] Prosecution and Maintenance of the Discontinued Patent. [***] responsibility for Prosecution and Maintenance of any Discontinued Patent [***] with respect to such Discontinued Patent including the rights of enforcement and defense under Section 9.5 and Section 9.6 of this Agreement, and the Discontinued Patent shall [***] and included in the BioInvent Patents or CASI Patents, except that, as regards Joint Patents, (i) if CASI elects to discontinue the Prosecution and Maintenance of the Joint Patents in the Territory, and BioInvent elects to assume the Prosecution and Maintenance of such Joint Patents in the Territory, [***], and (ii) if BioInvent elects to discontinue the Prosecution and Maintenance of the Joint Patents outside the Territory, and [***]the Prosecution and Maintenance of such Joint Patents outside the Territory, [***]. In the event that the other Party continues a Discontinued Patent, such Discontinued Patent shall not be used for the [***] under this Agreement. Notwithstanding the foregoing, BioInvent or CASI, respectively, may elect not to prepare and file in one or more countries or territories a patent application that would become BioInvent Patents or CASI Patents, respectively, without having such potential patent application be deemed to be a Discontinued Patent.

9.5       Enforcement of Patents.

(a)  Notice. If either Party believes that a BioInvent Patent, CASI Patent, or Joint Patent is being infringed by a Third Party or if a Third Party claims that any BioInvent Patent, CASI Patent, or Joint Patent is invalid or unenforceable, the Party possessing such knowledge or belief shall notify the other Party and provide it with details of such infringement or claim that are known by such Party.

(b)  Right to bring an Action. The Patent Prosecution Party shall have the exclusive right to attempt to resolve such infringement or claim, including by filing an infringement suit, defending against such claim or taking other similar action (each, an “Action”) and to compromise or settle such infringement or claim. At the request of the Patent Prosecution Party, the other Party (“Other Party”) shall immediately provide the Patent Prosecution Party with all relevant documentation

(as may be requested by the Patent Prosecution Party) evidencing that the Patent Prosecution Party is validly empowered by the Other Party to take an Action. The Other Party shall be under the obligation to join the Patent Prosecution Party in its Action if the Patent Prosecution Party determines that it is necessary to demonstrate “standing to sue”. If the Patent Prosecution Party does not intend to prosecute or defend an Action, the Patent Prosecution Party shall promptly inform the Other Party. If the Patent Prosecution Party does not initiate an Action with respect to such an infringement or claim within [***] following notice thereof, the Other Party shall have the right to attempt to resolve such infringement or claim. The Party initiating such Action shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to this Section 9.5(b).

(c)  Costs of an Action. Subject to the respective indemnity obligations of the Parties set forth in Article 12, the Party taking an Action under Section 9.5(b) shall pay all costs associated with such Action, other than (subject to Section 9.5(e)) the expenses of the other Party if the other Party elects to join such Action (as provided in the last sentence of this paragraph); provided that if CASI is the Party who is taking such Action, [***]. Each Party shall have the right to join an Action relating to a BioInvent Patent, CASI Patent, or Joint Patent taken by the other Party at its own expense.

(d)  Settlement. Neither Party shall settle or otherwise compromise any Action by admitting that any BioInvent Patent, CASI Patent, or Joint Patent is invalid or unenforceable without the other Party’s prior written consent, and, in the case of BioInvent, BioInvent may not settle or otherwise compromise an Action in a way that adversely affects or would be reasonably expected to adversely affect CASI’s rights or benefits hereunder with respect to the Licensed Product, without CASI’s prior written consent.

(e)  Reasonable Assistance. The Party not enforcing or defending BioInvent Patent, CASI Patent, or Joint Patents shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence and making its employees available, subject to the [***] on an on-going basis by the non-enforcing or non-defending Party in providing such assistance.

(f)   Distribution of Amounts Recovered. Any amounts recovered in the Territory by the Party taking an Action in the Territory pursuant to this Section 9.5, whether by settlement or judgment, shall be allocated in the following order: (i) [***], which if such Party is CASI shall be limited to [***]pursuant to Section 9.5(c) from [***] BioInvent hereunder; (ii) to [***], if it is the Party not taking such Action, [***] pursuant to Section 9.5(c) from the [***] BioInvent hereunder; (iii) to [***] not taking such Action for [***] Action, if it joins such Action; and (iv) the remaining amount of such recovery shall be (A) [***] to BioInvent and to CASI if BioInvent is the Party taking the Action, and (B) [***] CASI if CASI is the Party taking the action, provided [***] by CASI in subclause (B) shall be deemed to be [***] and CASI shall [***].

9.6       Third Party Actions Claiming Infringement.

(a)  Notice. If a Party becomes aware of any Third Party Action in the Territory, such Party shall promptly notify the other Party of all details regarding such claim or action that is reasonably available to such Party.

(b)  Right to Defend. The Patent Prosecution Party shall have the right, at its sole expense, but not the obligation, to defend a Third Party Action described in Section 9.6(a) and to compromise or settle such Third Party Action. If the Patent Prosecution Party declines or fails to assert its intention to defend such Third Party Action within [***] of receipt/sending of notice under Section 9.6(a), then the Other Party shall have the right to defend such Third Party Action. The Party defending such Third Party Action shall have the sole and exclusive right to select counsel for such Third Party Action.

(c)  Consultation. The Party defending a Third Party Action pursuant to Section 9.6(b) shall be the “Controlling Party.” The Controlling Party shall consult with the non-Controlling Party on all material aspects of the defense. The non-Controlling Party shall have a reasonable opportunity for meaningful participation in decision-making and formulation of defense strategy. The Parties shall reasonably cooperate with each other in all such actions or proceedings. The non-Controlling Party will be entitled to be represented by independent counsel of its own choice at its own expense.

(d)  Appeal. In the event that a judgment in a Third Party Action is entered against the Controlling Party and an appeal is possible, the Controlling Party shall have the first right, but not the obligation, to file such appeal. In the event the Controlling Party does not desire to file such an appeal, it will promptly, in a reasonable time period (i.e., with sufficient time for the non-Controlling Party to take whatever action may be necessary) prior to the date on which such right to appeal will lapse or otherwise diminish, permit the non-Controlling Party to pursue such appeal at such non-Controlling Party’s own cost and expense. If Applicable Law requires the other Party’s involvement in an appeal, the other Party shall be a nominal party of the appeal and shall provide reasonable cooperation to such Party at such Party’s expense.

(e)  Costs of an Action. Subject to the respective indemnity obligations of the Parties set forth in Article 12, the Controlling Party shall [***] with such Third Party Action [***] if the other Party elects to join such Third Party Action (as provided in the last sentence of this paragraph), [***]. Each Party shall have the right to join a Third Party Action defended by the other Party at its own expense.

(f)   No Settlement Without Consent. Neither Party shall settle or otherwise compromise any Third Party Action [***] without the other Party’s prior written consent, and, in the case of BioInvent, [***], without CASI’s prior written consent.

ARTICLE 10 CONFIDENTIALITY

10.1     Confidentiality Obligations. Each Party agrees that, for the Term and for [***] years thereafter, such Party shall, and shall ensure that its officers, directors, employees and agents shall keep completely confidential and not publish or otherwise disclose and not use for any purpose except as expressly permitted hereunder any Confidential Information disclosed to it by the other Party pursuant to this Agreement. The receiving Party shall provide or permit access to Confidential Information of the disclosing Party only to those of its officers, directors, employees and agents who have a need to know such Confidential Information to assist the receiving Party with the activities contemplated or required of it by this Agreement, provided those persons are bound by confidentiality and non-use obligations of the Confidential Information consistent with the confidentiality provisions of this Agreement as they apply to the receiving Party and that the receiving Party will remain fully responsible for any breach of the confidentiality or non-use obligation by such persons. The foregoing obligations shall not apply to any Confidential Information disclosed by a Party hereunder to the extent that the receiving Party can demonstrate that such Confidential Information:

(a)  was already known to the receiving Party or its Affiliates, other than under an obligation of confidentiality, at the time of disclosure;

(b)  was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)  was subsequently lawfully disclosed to the receiving Party or its Affiliates by a Third Party that is entitled to disclose it other than in contravention of a confidentiality obligation of such Third Party to the disclosing Party; or

(e)  was developed or discovered by employees or agents of the receiving Party or its Affiliates who had no access to the Confidential Information of the disclosing Party.

Notwithstanding the above obligations of confidentiality and non-use, a Party may disclose information to the extent that such disclosure is reasonably necessary in connection with:

(i)         filing or prosecuting patent applications;

(ii)       prosecuting or defending litigation;

(iii)      conducting Clinical Trials pursuant to this Agreement;

(iv)       seeking Regulatory Approval of the Licensed Product; or

(v)        complying with Applicable Law, including securities law and the rules of any securities exchange or market on which a Party’s securities are listed or traded.

In addition to the foregoing, either Party may, in furtherance of its rights under this Agreement, disclose Confidential Information of the other Party to Third Party subcontractors, consultants, advisors, licensees, Sublicensees, or agents on a “need-to-know” basis, provided that such Third Party is bound by obligations of confidentiality at least as stringent as the ones herein.

In making any disclosures set forth in clauses (i) through (v) above, the disclosing Party shall, where reasonably practicable, give such advance notice to the other Party of such disclosure requirement as is reasonable under the circumstances and will use its reasonable efforts to cooperate with the other Party in order to secure confidential treatment of such Confidential Information required to be disclosed. In addition, in connection with any permitted filing by either Party of this Agreement with any Governmental Body, the filing Party shall endeavor to obtain confidential treatment of economic, trade secret information and such other information as may be requested by the other Party, and shall provide the other Party with the proposed confidential treatment request with reasonable time for such other Party to provide comments, and shall include in such confidential treatment request all reasonable comments of the other Party.

10.2     Publications. CASI shall not publish any information relating to the Licensed Product without the written consent of BioInvent (which shall not be unreasonably withheld or delayed) unless such information has already been publicly disclosed either prior to the Effective Date or after the Effective Date through no fault of CASI or otherwise not in violation of this Agreement. CASI shall submit to BioInvent for BioInvent’s written approval any publication or presentation (including, without limitation, in any seminars, symposia or otherwise) of information related directly to the Licensed Product for review and approval [***] prior to submission for the proposed date of publication or presentation. BioInvent shall have the right to make such publications or presentations as it chooses, in its sole discretion, without the approval of CASI; provided, however, BioInvent shall notify CASI of any proposed publication or presentation that is related to a Licensed Product and provide a copy of such proposed publication or presentation to CASI for review and comment [***] prior to submission for the proposed date of publication or presentation, and shall consider CASI’s comment in good faith.

10.3     Press Releases and Disclosure.

(a)  The agreed public announcement by the Parties of the execution of this Agreement is set forth on Exhibit G hereto.

(b)  Neither Party may make any subsequent press release or public announcements regarding this Agreement or any matter covered by this Agreement, including the Development or Commercialization of the Licensed Product in the Territory, without the prior written consent of the other Party. If a Party desires to make a press release or public announcement, such Party shall provide the other Party with a draft thereof [***] prior to the date on which such Party would like to make such press release or public announcement. The Parties shall use good faith efforts to agree on a joint press release with respect to such matter. Notwithstanding the foregoing, a Party may make a press release or public announcement without the consent of the other Party if so required by Applicable Law.

ARTICLE 11 REPRESENTATIONS AND WARRANTIES

11.1     Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that, as of the Effective Date:

(a)  such Party is duly organized and validly existing under the Applicable Laws of the jurisdiction of its incorporation or organization;

(b)  such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(c)  this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(d)  The execution, delivery and performance of this Agreement by such Party does not conflict with, breach or create in any Third Party the right to accelerate, terminate or modify any agreement or instrument to which such Party is a party or by which such Party is bound, and does not violate any Applicable Law of any Governmental Body having authority over such Party; and

(e)  such Party has all right, power and authority to enter into this Agreement and to perform its obligations under this Agreement.

11.2     Additional Representations, Warranties and Covenants of BioInvent. BioInvent represents, warrants and covenants to CASI, as of the Effective Date that:

(a)  BioInvent has all right, title and interest in and to the BioInvent Technology existing on the Effective Date, such right, title and interest are free of any lien or security interest, and BioInvent has not previously licensed, assigned, transferred, or otherwise conveyed any right, title, or interest in and to the Licensed Product or BioInvent Technology to any Third Party in the Territory that would conflict or interfere with any rights or licenses granted CASI hereunder;

(b)  to the Knowledge of BioInvent, all tangible information and data provided by or on behalf of BioInvent to CASI on or before the Effective Date in contemplation of this Agreement was and is true, accurate and complete in all material respects, and BioInvent has not failed to disclose, or cause to be disclosed, any information or data that would cause the information and data that has been disclosed to be misleading in any material respect;

(c)  the BioInvent Patents listed on Exhibit A hereto constitute all of the BioInvent Patents that Cover the Development, manufacture and/or Commercialization of Licensed Product in the Territory as contemplated by this Agreement;

(d)  none of the BioInvent Patents has been adjudged invalid or unenforceable in whole or in part, nor is there any such proceeding pending;

(e)  to the Knowledge of BioInvent, there is no infringement or misappropriation of any BioInvent Technology by any Third Party;

(f)   it has not received any written notice of any suit, claim, action or proceeding challenging or seeking to deny its rights or any of its Affiliates’ rights in any BioInvent Technology, excluding prosecution of patent applications with the relevant administrative patent offices;

(g)  to the Knowledge of BioInvent, the practice and use of the BioInvent Technology as permitted herein does not infringe the Patent Rights or misappropriate the intellectual property rights of any Third Party in the Territory;

(h)  to the Knowledge of BioInvent, it (and any other party acting under its authority) has complied in all material respects with all Applicable Laws in connection with the Development, manufacture, storage and disposition of the Antibody and Licensed Product (including information and data provided to Regulatory Authorities), and has not used any employee, consultant or contractor who has been debarred by any Regulatory Authority, or to the Knowledge of BioInvent, is the subject of a debarment proceeding by any Regulatory Authority;

(i)   except for the BioInvent Third Party Agreements set forth on Exhibit B, there is no agreement between BioInvent or its Affiliates with any Third Party pursuant to which BioInvent or its Affiliates has licensed, sublicensed or obtained any BioInvent Technology from a Third Party;

(j)   it has provided CASI with a true, complete and correct copy of each BioInvent Third Party Agreement;

(k)  subject to sections 11.2 (n) and (p) the rights BioInvent grants to CASI under this Agreement is not in conflict with any BioInvent Third Party Agreement, and BioInvent’s performance of its obligations under this Agreement does not and will not cause any breach of any BioInvent Third Party Agreement;

(l)   BioInvent and its Affiliates (A) have not breached or defaulted under any of its obligations under the terms and conditions with any BioInvent Third Party Agreement as of the Effective Date and all BioInvent Third Party Agreements as of the Effective Date are in full force and effect; (B) have not received any written notice that alleges breach or default by BioInvent of, requests a material amendment of, termination of any BioInvent Third Party Agreement; (C) are not aware of any potential breach, default, or potential default of any BioInvent Third Party Agreement; and (D) are not aware of any other facts or circumstances likely to result in a material breach or termination of any BioInvent Third Party Agreement or that would result in any reduction or loss of any rights granted to CASI hereunder;

(m) during the Term, BioInvent and its Affiliates (A) will not breach or default under the terms and conditions of each BioInvent Third Party Agreement; (B) will provide prompt notice to CASI of its receipt of any written notice that alleges breach or default by BioInvent of, requests a material amendment of, or termination of any BioInvent Third Party Agreement; (C) will not amend, modify or terminate any BioInvent Third Party Agreements in a manner that would terminate rights that are sublicensed to CASI hereunder or otherwise diminish the scope or exclusivity of the licenses granted to CASI under the technology licensed to CASI hereunder; and (D) after any BioInvent Third Party Agreement is amended, BioInvent shall promptly notify CASI the same, and provide a true and complete copy of the amended BioInvent Third Party Agreement for CASI to determine BioInvent’s compliance of its covenants hereunder;

(n)  (i) [***], is [***]

(o)  [***]

(p)  within [***] after the Effective Date, BioInvent shall (i) obtain the written consent from [***] for CASI to further sublicense [***]to one or more Sublicensee(s) all Technology that are necessary or useful for the Development, manufacture, use, or Commercialization of the Licensed Product [***] and BioInvent International AB(PUBL) [***] (i) and (ii), BioInvent shall deliver to CASI evidence thereof, in form and substance reasonably satisfactory to CASI; and

(q)  during the Term, BioInvent and its Affiliates will not grant any interest in the BioInvent Technology that is inconsistent with the terms and conditions of this Agreement.

11.3     Additional Representations, Warranties and Covenants of CASI. CASI represents warrants and covenants to BioInvent, as of the Effective Date that:

(a)  all declarations made, directly or indirectly, by CASI to BioInvent related to CASI’s qualifications, ability, and competence to Develop, manufacture and Commercialize the Licensed Product in the Territory are true and correct in all material respects. In particular, CASI has secured availability of funds sufficient to perform its financial obligations to BioInvent, as well as Development, manufacturing, and Commercialization obligations hereunder.

(b)  CASI, in conformity with current generally accepted industry standards and procedures, (i) shall have and maintain facilities, personnel, experience and expertise to perform its obligations hereunder; (ii) shall perform its obligations hereunder with reasonable due care; and (iii) shall establish and maintain quality assurance, quality controls and review procedures to facilitate performance of its obligations hereunder;

(c)  CASI shall comply in all material respects with all Applicable Laws and regulations now in force or which may hereafter be in force in relation to bookkeeping obligations, tax obligations, and compliance obligations under Applicable Laws;

(d)  CASI shall implement security systems and intellectual property protection guidelines within its organization, which are in conformity with international industry standards designed to avoid unauthorized disclosure of proprietary intellectual property rights within the BioInvent Technology, CASI Technology, or Joint Technology, including any Know-How therein, to any Third Party;

(e)  to the Knowledge of CASI, there are no Patent Rights, Know-How or Materials Controlled by CASI or any of its Affiliates, including Third Party rights, which are necessary in the Development, manufacture, use or Commercialization of the Licensed Products as of the Effective Date; and

(f)   all employees of CASI or its Affiliates working under this Agreement will be under the obligation to assign all, right, title and interest in and to their inventions and discoveries, whether or not patentable, made in performance of such work to CASI or its Affiliates as the sole owner thereof.

(g)  CASI shall procure and ensure that its Affiliates and Sublicensees (i) use the Licensed Product only as permitted under the BioInvent Third Party Agreements (including [***]) and for no other purpose whatsoever and (ii) will not breach or default under the terms and conditions of each BioInvent Third Party Agreement; and, furthermore, CASI shall be responsible for any acts and omissions of its Affiliates and Sublicensees in relation to such entities’ use of the Licensed Product.

ARTICLE 12 INDEMNIFICATION AND INSURANCE

12.1     Indemnification by CASI. CASI shall indemnify, defend and hold BioInvent and its Affiliates and each of their respective employees, officers, directors and agents (the “BioInvent Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees) to the extent arising out of Third Party claims or suits related to (a) the gross negligence or intentional misconduct of CASI or any of its Affiliates, Sublicensees, or contractors, or any of their respective directors, officers, employees and agents, in performing CASI’s obligations or exercising CASI’s rights under this Agreement; (b) breach by CASI of its representations or warranties set forth in Article 11; or (c) the Development, manufacture (subject to Article 5) or Commercialization of the Licensed Product by CASI or any of its Affiliates, Sublicensees or subcontractors, including any product liability, personal injury, property damage or other damage caused by or in course of (i) the conduct of Clinical Trials or (ii) the manufacture (subject to Article 5), distribution, use of or exposure to the Licensed Product; provided, however, that CASI’s obligations pursuant to this Section 12.1 shall not apply (x) to the extent such claims or suits result from the negligence or willful misconduct of any of the BioInvent Indemnitees, (y) with respect to product liability claims arising out of any breach by BioInvent of the Supply Agreement, or (z) with respect to claims or suits arising out of breach by BioInvent of its representations, warranties or covenants set forth in Article 11.

12.2     Indemnification by BioInvent. BioInvent shall indemnify, defend and hold CASI and its Affiliates and each of their respective agents, employees, officers and directors (the “CASI Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorney’s fees) to the extent arising out of Third Party claims or suits related to (a) the gross negligence or intentional misconduct of BioInvent or any of its Affiliates, sublicensees, or contractors, or any of their respective directors, officers, employees and agents, in performing BioInvent’s obligations or exercising BioInvent’s rights under this Agreement; (b) breach by BioInvent of its representations, warranties or covenants set forth in Article 11; or (c) the development, manufacture, or commercialization of the Licensed Product by BioInvent or any of its Affiliates, licensees, sublicensees, or subcontractors outside the Territory, including any product liability, personal injury, property damage or other damage caused by or in course of (i) the conduct of Clinical Trials or (ii) the distribution, use of or exposure to the Licensed Product; provided, however, that BioInvent’s obligations pursuant to this Section 12.2 shall not apply (x) to the extent that such claims or suits result from the negligence or willful misconduct of any of the CASI Indemnitees (y) with respect to product liability claims arising out of any breach by CASI of the Manufacturing Collaboration and Supply Agreement, or (z) with respect to claims or suits arising out of a breach by CASI of its representations or warranties set forth in Article 11.

12.3     No Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF.

12.4     Notification of Claims; Conditions to Indemnification Obligations. The Party seeking indemnification under this Article 12 shall (a) promptly notify the other Party as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto, (b) cooperate, and cause the individual indemnitees to cooperate, with the indemnifying Party in the defense, settlement or compromise of such claim or suit, and (c) permit the indemnifying Party to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel. In no event, however, may the indemnifying Party compromise or settle any claim or suit in a manner, which admits fault or negligence on the part of the indemnified Party or any indemnitee without the prior written consent of the indemnified Party. The indemnifying Party shall have no liability under this Article 12 with respect to claims or suits settled or compromised without its prior written consent.

12.5     Insurance. During the Term, CASI shall obtain and maintain, at its sole cost and expense, product liability insurance (including any self-insured arrangements) in amounts that are reasonable and customary in the pharmaceutical and biotechnology industry for companies engaged in comparable activities in the Territory. It is understood and agreed that this insurance shall not be construed to limit CASI’s liability with respect to its indemnification obligations hereunder. CASI will, except to the extent self-insured, provide to BioInvent upon request a certificate evidencing the insurance CASI is required to obtain and keep in force under this Section 12.5.

ARTICLE 13 TERM AND TERMINATION

13.1     Term and Expiration. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless earlier terminated as provided in this Article 13, shall continue in full force and effect, on a Region-by-Region basis until the Royalty Term in such Region with respect to the Licensed Product expires, at which time this Agreement shall expire in its entirety with respect to the Licensed Product in such Region and the terms of Section 13.7(b)(i) shall apply.

13.2     Termination of the Agreement by CASI for convenience. At any time during the Term, CASI may, at its convenience, terminate this Agreement in its entirety [***] written notice to BioInvent.

13.3     Termination upon Material Breach.

(a)  If a Party commits a material breach of this Agreement, the other Party may give to the breaching Party a written notice specifying the nature of the breach, [***], and stating its intention to terminate this Agreement [***]. If such breach is not cured [***] after the receipt of such notice by the breaching Party, the other Party shall be entitled to terminate this Agreement immediately by written notice to the breaching Party. Notwithstanding the foregoing, BioInvent shall have the right to terminate this Agreement, at BioInvent’s discretion, [***] basis should CASI breach its diligence obligations under Section 4.2 or Section 6.2, and no Development activity pursuant to the CASI Development Plan has been undertaken with respect to a Licensed Product by CASI, its Affiliate or Sublicensee for a period [***], provided such inactivity is not (i) imposed by a Regulatory Authority or due to inactivity of a Regulatory Authority, including due to waiting for a regulatory decision or feedback from a Regulatory Authority; (ii) a result of a change in Applicable Laws; (iii) due to an event of force majeure; or (iv) caused, directly or indirectly, by BioInvent, its Third Party licensees or sublicensees, or an acquirer of BioInvent.

(b)  Notwithstanding Section 13.3(a), if the allegedly breaching Party in good faith disputes such material breach and provides written notice of that dispute to the other Party within the applicable period set forth in Section 13.3(a), the matter shall be addressed under the dispute resolution provisions in Article 14, and the termination shall not become effective unless and until it has been determined under Article 14 that the allegedly breaching Party is in material breach of this Agreement and has failed to cure such breach within the time period provided in Section 13.3(a) following such determination. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

13.4     Termination for Bankruptcy. If at any time during the term of this Agreement, a Bankruptcy Event relating to either Party (the “Bankrupt Party”) occurs, the other Party shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon [***] prior written notice to the Bankrupt Party. It is agreed and understood that if the other Party does not elect to terminate this Agreement upon the occurrence of a Bankruptcy Event, except as such other Party may otherwise agree with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, such other Party shall continue to make all payments required of it under this Agreement as if the Bankruptcy Event had not occurred, and the Bankrupt Party shall not have the right to terminate any license granted herein.

13.5     Termination for IP Challenge. BioInvent may, upon [***] prior written notice, terminate this Agreement to CASI, if CASI or any of its Affiliates, Sublicensees directly challenges the validity, enforceability, patentability or scope of any Valid Claim included in any BioInvent Patents at any time during the Term; provided, however, that BioInvent will not have the right to terminate under this Section 13.5 if such challenge was brought by a Sublicensee, and CASI has terminated such Sublicense within [***] period. [***].

13.6     Termination for Force Majeure. In the event that an event of force majeure pursuant to Section 15.6 (a) lasts for more than [***] and (b) has a material adverse effect on the performance of the obligations of the affected Party, the non-affected Party shall have the right to terminate this Agreement, either in whole or with respect to a specific Region, immediately by written notice to the affected Party. In the event, the force majeure affects both Parties, both Parties agree to jointly discuss how to proceed on a Region-by-Region basis.

13.7     Effects of termination

(a)  Survival

(i)         Without limiting the foregoing, Article 1 (Definitions), Section 4.6 (Records)(solely for the record maintaining obligation), Section 8.9 (Royalty Reports and Records Retention) through Section 8.13 (Taxes) (with respect to payments payable and Net Sales realized prior to the termination effective date of this Agreement or post the termination effective date pursuant to Section 13.7(b)(ii)(F)), Section 9.2 (Ownership of Background Technology) through Section 9.6 (Third Party Actions Claiming Infringement), Section 10.1 (Confidentiality Obligations, for the period stipulated therein), Article 12 (Indemnification and Insurance)(excluding Section 12.5), Section 13.7 (Effects of Termination), Article 14 (Dispute Resolution), Section 15.8 through Section 15.12 (Miscellaneous) hereof shall survive the expiration or termination of this Agreement for any reason.

(ii)       Termination of this Agreement shall not relieve the Parties of any liability that accrued hereunder prior to the effective date of such termination. In addition, termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at Applicable Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

(b)  Licenses

(i)         Upon expiration of the Royalty Term with respect to any Licensed Product[ ***], then as of the effective date of such expiration and [***], the license from BioInvent to CASI under Section 2.1 shall convert to a fully paid, royalty free, irrevocable, perpetual, exclusive, and sublicensable license under the BioInvent Technology to Develop, manufacture, have manufactured, use and Commercialize the Licensed Product in the Territory.

(ii)       Upon termination of this Agreement for any reason, the following provisions shall apply:

(A) all licenses granted to CASI under Section 2.1 [***];

(B) CASI shall, to the extent permissible under Applicable Laws and commercially feasible, upon written request by BioInvent and subject to BioInvent assuming legal responsibility for any Clinical Trials of the Licensed Product then ongoing, [***]if the termination is by CASI under Section 13.3, or (b) [***] under Section 13.3 or Section 13.5 or by CASI under Section 13.2, all regulatory documentation and Regulatory Approvals prepared or obtained by or on behalf of CASI prior to the date of such termination, to the extent solely related to the Licensed Product [***], and CASI shall have the right to [***] documentation and Regulatory Approvals for record-keeping purposes;

(C) CASI shall, upon written request of BioInvent, [***], at CASI’s option, destroy, (a) [***] CASI under Section 13.3, and (b) [***] under Section 13.3 or Section 13.5 or by CASI under Section 13.2, all relevant records and materials in its possession or control containing or comprising the BioInvent Know-How and the BioInvent Materials, or such other Confidential Information of BioInvent and CASI shall have the right to [ ***] Materials and such other Confidential Information [***].

(D) CASI may, following consultation with BioInvent, (i) destroy or retain any and all Materials relating to or comprising the Licensed Product, including clinical supplies of the Licensed Product, that are Controlled by CASI, or (ii) [***] if the termination is by CASI under Section 13.3; or (b) [***]termination is by BioInvent under Section 13.3 or Section 13.5 or by CASI under Section 13.2), or (iii) [***]. Any clinical supplies of the Licensed Product or other Materials purchased by BioInvent from CASI shall be purchased on an “as is” basis with no representations or warranties.

(E) To the extent not prohibited by Applicable Laws, CASI shall wind down any ongoing Clinical Trials with respect to the Licensed Product, or if allowable under Applicable Law, at [***]if the termination is by CASI under Section 13.3 or [***] BioInvent under Section 13.3 or Section 13.5 or by CASI under Section 13.2, in which case [***] of the Licensed Product at [***]

(F) CASI and its Affiliates and Sublicensees shall be entitled, during [***] period following such termination, to sell on the normal business terms in existence prior to such termination, any commercial inventory of the Licensed Product which remains on hand as of the date of the termination, [***] in accordance with the terms and conditions set forth in this Agreement. [***] following such [***].

(G) CASI shall, if the termination is by BioInvent under Section 13.3, or Section 13.5 or by CASI under Section 13.2, at BioInvent’s option, [***]owned by CASI relating to the Licensed Product [***]to be agreed upon between the Parties.

(H) At BioInvent’s request, CASI shall, if the termination is by CASI under Section 13.2, [***] under any Patent Rights and Know-How Controlled by CASI to the extent necessary to make, have made, import, use, offer to sell and sell the Licensed Product. [***] customary representations, warranties, covenants and agreements satisfactory in form and substance to the Parties and their legal advisors as are necessary or appropriate for [***]. For the avoidance of doubt, such obligation [***] impose on either Party an obligation to [***] of such a license if the Parties cannot agree through such [***].

(I)  In the case CASI terminates this Agreement pursuant to Section 13.3, the licenses granted to BioInvent under Section 2.3 shall terminate. If BioInvent requests in writing a continuation of such licenses, BioInvent has [***] into a distinct license agreement regarding such [***], after which such rights of BioInvent shall expire.

(iii)      Upon any termination of this Agreement, each of CASI’s Sublicensees shall continue to have the rights and license set forth in its Sublicense agreements, which agreements shall be automatically assigned by CASI to BioInvent, provided that such Sublicensee is not then in breach of any of its material obligations under its Sublicense agreement.

ARTICLE 14 DISPUTE RESOLUTION

14.1     Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights or obligations hereunder. It is the objective of the Parties to establish under this Article 14 procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. In the event that the Parties are unable to resolve such dispute through diligent review and deliberation by the JSC (in accordance with Section 3.4) within [***] from the day that one Party had designated the issue as a dispute in written notice to the JSC, then either Party shall have the right to escalate such matter to senior management as set forth in Section 14.2.

14.2     Escalation to Executive Officers. Either Party may, by written notice to the other Party, request that a dispute that remained unresolved by the JSC for [***] as set forth in Section 14.1 arising between the Parties in connection with this Agreement, or a dispute relating to material breach, be submitted to the Executive Officers for resolution [***] of their first consideration of such dispute.

14.3     Mediation. If the Executive Officers cannot resolve such dispute within [***] of their first consideration of such dispute, then, such dispute shall be submitted to mediation in accordance with the ICC Mediation Rules. The place of mediation shall be Singapore. The language to be used in the mediation shall be English.

14.4     Arbitration. If, and to the extent that, any such dispute has not been settled pursuant to the mediation pursuant to Section 14.3 [***] of the commencement of the mediation, it shall, upon the filing of a Request for Arbitration by either Party, be submitted to the International Chamber of Commerce (“ICC”) and finally settled under the then-current ICC Rules of Arbitration. Alternatively, if, before the expiration of the said period of [***], either Party fails to participate or to continue to participate in the mediation, the dispute shall, upon the filing of a Request for Arbitration by the other Party, be submitted to ICC and finally settled under the then-current ICC Rules of Arbitration. The arbitral tribunal shall consist of a sole arbitrator. The place of arbitration shall be Singapore. The language to be used in the arbitral proceedings shall be English. The dispute, controversy or claim referred to arbitration shall be decided in accordance with the laws of England and Wales. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.

ARTICLE 15 MISCELLANEOUS PROVISIONS

15.1     Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, joint venture, or employer-employee relationship between the Parties.

15.2     Assignment.

(a)  Except as expressly provided herein, neither this Agreement nor any interest hereunder shall be assignable, nor any other obligation delegable, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, and without prejudice to Section 2.6, Section 2.7, and Section 2.8, either Party may assign this Agreement or delegate its obligations in whole without the consent of the other Party to: (i) an Affiliate of such Party; (ii) a successor to all or substantially all of the business of that Party to which this Agreement relates, in connection with any merger, sale of stock, sale of assets or other similar transaction; or (iii) the surviving corporation in the event of a Change of Control.

(b)  No assignment under this Section 15.2 shall relieve the assigning Party of any of its responsibilities or obligations hereunder and provided, further, that as a condition of such assignment, the assignee shall agree in writing to be bound by all obligations of the assigning Party hereunder.

(c)  This Agreement shall be binding upon the successors and permitted assigns of the Parties.

15.3     Performance by Affiliates. Either Party shall have the right to have any of its obligations hereunder performed, or its rights hereunder exercised, by, any of its Affiliates and the performance of such obligations by any such Affiliate(s) shall be deemed to be performance by such Party; provided, however, that such Party shall be responsible for ensuring the performance of its obligations under this Agreement and that any failure of any Affiliate performing obligations of such Party hereunder shall be deemed to be a failure by such Party to perform such obligations.

15.4     Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.5     Accounting Procedures. Each Party shall calculate all amounts hereunder and perform other accounting procedures required hereunder and applicable to it in accordance with the Accounting Standard applicable to such Party.

15.6     Force Majeure. Neither Party shall be liable to the other Party or be deemed to have breached or defaulted under this Agreement for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by or results from acts of God, earthquake, riot, civil commotion, terrorism, war, epidemics, strikes or other labor disputes, fire, flood, failure or delay of transportation, omissions or delays in acting by a Governmental Body, acts of a government or an agency thereof or judicial orders or decrees or restrictions or any other reason which is beyond the control of the respective Party. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations hereunder as soon as practicable. The payment of invoices due and owing hereunder shall in no event be delayed by the payer because of a force majeure affecting the payer.

15.7     No Trademark Rights. No right, express or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement or otherwise.

15.8     Entire Agreement of the Parties; Amendments. This Agreement and the Exhibits hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings, and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification, or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

15.9     Captions. The captions to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

15.10   Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of England and Wales, without regard to its choice of law provisions. The provisions of the UN Convention on Contracts for the International Sale of Goods are hereby expressly excluded.

15.11   Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by electronic mail, facsimile (receipt verified) or by express courier service (signature required) to the Party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Party.

If to BioInvent, addressed to:

BioInvent International AB

Ideongatan 1

SE-223 70 Lund

Sweden

Attn: CEO

Email: [***]

If to CASI, addressed to:

CASI Pharmaceuticals

9620 Medical Center Drive,

Suite 300,

Rockville, Maryland 20850, USA

Attn: CEO

Email: [***]

15.12   Language. Unless otherwise provided in this Agreement, any written communication or documentation exchanged under this Agreement shall be in the English language. The Party supplying the documentation shall be responsible, at its own cost, for having such documentation translated into English, if necessary. Either Party may request that the other Party provide copies of the original source documents in addition to the English language translations thereof.

15.13   Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

15.14   Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

15.15   Interpretation. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. Unless the context otherwise requires, countries shall include territories.

15.16   Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the day and year first above written, each copy of which shall for all purposes be deemed to be an original.

BioInvent International AB	CASI Pharmaceutical

Martin Welschof	Wei-Wu He
CEO	CEO

Name
Title

[Signature Page to License and Development Agreement for BI-1206]

Exhibit A

BioInvent Patents

I. Relevant patents/patent applications in patent family originating [***] filed [***] claiming priority [***] filed [***]

Country/region	Application No. / Publication No. / Patent No.	Status
[***]	[***]	[***]

II. Relevant patents/patent applications in patent family originating [***] filed [***] claiming priority from [***] filed [***]

Country/region	Application No. / Publication No. / Patent No.	Status
[***]	[***]	[***]

III. Relevant patents/patent applications in patent family claiming priority from *** filed ***

Country/region	Application No. / Publication No. / Patent No.	Status
[***]	[***]	[***]
[***]	[***]	[***]

Exhibit B

BioInvent Third Party Agreements

[***]

Exhibit C

CASI Development Plan

[***]

BI-1206

[***]

Confidential Internal Company Document not for Distribution

For background information on BI-1206 please see the BI-1206 Investigators Brochure.

As per clintrials.gov at present, there are 3 studies with B-1206:

Cancer Research UK:

●     BI-1206 and an Anti-CD20 Antibody in Patients with CD32b Positive B-cell Lymphoma or Leukaemia.  [***]

BioInvent is conducting 2 clinical studies:

1.   A study of BI-1206 in Combination with Rituximab in Subjects with Indolent B-Cell Non-Hodgkin Lymphoma

2.   A Study of BI-1206 in Combination with Pembrolizumab in Subjects with Advanced Solid Tumors (KEYNOTE-A04)

The BI-1206 in Combination with Rituximab in Subjects With Indolent B-Cell Non-Hodgkin Lymphoma study is illustrated below:

[***]

The inclusion/exclusion criteria (from clintrials.gov) for the BI-1206 plus rituximab study are outlined below;

Inclusion Criteria:

●     Are ≥ 18 years of age by initiation of study treatment.

●     Have B-cell NHL proven by histology, with histological subtypes limited to follicular lymphoma (FL) (except FL3B), MCL and marginal zone lymphoma (MZL).

●     Have measurable nodal disease

●     Are willing to undergo lymph node biopsies or biopsies of other involved tissue

●     Have relapsed disease or disease refractory to conventional treatment or for which no standard therapy exists.

●     Have received at least one line of conventional previous therapy which must include at least one rituximab-based regimen.

●     Have a life expectancy of at least 12 weeks

●     Have an Eastern Cooperative Oncology Group (ECOG) performance status of 0-2.

●     Have CD20+ malignancy

●     Have hematological and biochemical indices within prespecified ranges

Exclusion Criteria:

●     Have had an allogenic bone marrow or stem cell transplant within 12 months

●     Have presence of active chronic graft versus host disease

●     Have current leptomeningeal lymphoma or compromise of the central nervous system.

●     Have transformed lymphoma from a pre-existing indolent lymphoma.

●     Have Waldenstrom's Macroglobulinemia or FL3B,

●     Need systemic doses of prednisolone >10 mg daily (or equipotent doses of other corticosteroids) while on the study trial other than as pre-medication.

●     Have known or suspected hypersensitivity to rituximab or BI-1206.

●     Have cardiac or renal amyloid light-chain amyloidosis.

●     Have received the following:

●     Chemotherapy or small molecule products with 2 weeks of first dose of BI-1206

●     Radiotherapy (except for focal symptomatic control of lymphadenopathy) within 4 weeks

●     Immunotherapy within 8 weeks

●     Have ongoing toxic manifestations of previous treatments.

●     Have the ability to become pregnant (or already pregnant or lactating/breastfeeding).

●     Have had major surgery from which the subject has not yet recovered.

●     Are at high medical risk because of non-malignant systemic disease including active infection on treatment with antibiotics, antifungals or antivirals.

●     Are serologically positive for hepatitis B, hepatitis C or human immunodeficiency virus (HIV).

●     Have an active, known or suspected autoimmune disease.

●     Have concurrent congestive heart failure, prior history of class III/ IV cardiac disease (New York Heart Association [NYHA]),

●     Have current malignancies of other types

The BI-1206 in combination with pembrolizumab in subjects with advanced solid tumors (KEYNOTE-A04) is illustrated below:

[***]

The inclusion criteria (from clintrials.gov) for the BI-1206 plus pembrolizumab combination study in subjects with advanced solid tumors are outlined below;

Inclusion Criteria:

●     Is willing and able to provide written informed consent for the trial.

●     Is ≥18 years of age on day of signing informed consent.

●    Has a histologically confirmed advanced solid tumor. Subjects must have received at least 2 doses of an approved anti-PD-1/L1 mAb, and have documented progression on or within 12 weeks from the last dose of anti-PD-1/L1 mAb.

●     Is intolerant of, refuses, or is not eligible for standard antineoplastic therapy.

●     Has at least 1 measurable disease lesion as defined by Response Evaluation Criteria in Solid Tumors.

●     Is able to safely undergo a baseline tumor tissue biopsy prior to first dose of BI-1206

●     Has a life expectancy of ≥12 weeks.

●     Has an ECOG performance status of 0-1.

●     Has adequate organ function as confirmed by laboratory values listed in the main body of the protocol

Expansion Cohort-Specific Inclusion Criteria:

In addition to the general inclusion criteria above, subjects must also meet the criteria for the specific cohort.

●     Cohort 1 (Non-small cell lung cancer):

❖   For subjects whose tumor has PD-L1 ≥ 50%: Required prior therapies will include anti-PD-1 therapy as monotherapy. Prior standard of care chemotherapy will be allowed but not required.

❖   For tumors with unknown PD-L1 or PD-L1 < 50%, required prior therapies will include anti-PD 1/PD-L1 therapy and SOC chemotherapy either combined with anti PD-1/PD-L1 therapy or given separately.

❖   For subjects with known anaplastic lymphoma kinase, ROS1 or epidermal growth factor receptor sensitizing molecular rearrangements, one line of targeted therapy will be required in addition to anti-PD-1/PD-L1 therapy.

●     Cohort 2 (Metastatic Melanoma):

❖   Required prior therapies will include anti-PD-1 therapy either as monotherapy or as part of a combination regimen.

❖   For subjects with a known BRAF V600-activating mutation combination targeted therapy will be required in addition to anti-PD-1/PD-L1 therapy.

●     Cohort 3 (Other Tumor Types):

❖   All subjects will require prior anti-PD-1/PD-L1 therapy

Proposed Draft Clinical Development Plan:

[***]

Exhibit D

[***]

Diligence Milestone	Achievement Date
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Exhibit E

GDPR Agreement

[Signature Page to Section I]

Agreement on Joint Control according to Art. 26 GDPR

between

BioInvent International AB, a corporation organized under the laws of Sweden
Ideongatan 1, SE-223 70 Lund, Sweden

("Data Controller 1")

And

CASI Pharmaceuticals, Inc., a corporation organized under the laws of Delaware

9620 Medical Center Drive, Suite 300, Rockville, Maryland 20850, United States of America

("CASI US")

and

CASI Pharmaceuticals (China) Co., Ltd, a corporation organized under the laws of People's Republic of China and a wholly owned subsidiary of CASI US
Unit 1701-1703 Tower 1, No. 81 Jianguo Road, Beijing, China 10025

("CASI China")

(CASI China, collectively with CASI US, "Data Controller 2")

Data Controller 1 and Data Controller 2, each a "Party" or jointly "Parties"

[***]

Exhibit F

Equity Investment Agreement

AGREEMENT FOR

EQUITY INVESTMENT

Issuer:

BioInvent International AB (publ), a public limited liability company incorporated and registered in Sweden under the Swedish Companies Act with business organization number 556537-7263 (the “Company”).

Security:	Common shares (Sw. stamaktier) of the Company (“Common Shares”), listed for trade on Nasdaq Nordic, [***].

Investor:	CASI Pharmaceuticals, Inc. (the “Investor”)

Investment:

On even date herewith, the Company and the Investor (together the “Parties”) have entered into a license and development agreement for BI-1206 (the “Agreement”). As part of the Agreement, the Parties have agreed that the Investor, subject to the approval of an Extraordinary General Shareholders’ Meeting (“EGM”) held at 10 am on or about 26 November 2020 (the “EGM Date”), will on the EGM Date invest a total amount of [***], as calculated by using the USD/SEK daily fixing rate most recently published by Sveriges Riksbank upon signing of the Agreement, by subscribing for [***]), as a unit (the “Investment” and the “Investment Amount”). The Investment Amount shall be paid in SEK and will be conditional upon the Parties entering into the Agreement and the approval of the EGM.

[***]
Events on EGM Date:	On the EGM Date, immediately following the EGM and before 2 pm CET:

(i) the Investor will [***] of the Investment by signing (by authorized signatory) a subscription list provided by the Company for such purpose in main form as set forth in Appendix 1,

(ii) the Company will resolve [***] to the Investor, and

(iii) the Investor will pay the Investment Amount to a bank account as designated by the Company.

Settlement of the Investment:

On the EGM Date+5 business days, subject to the Company receiving the Investment Amount prior to 2 pm CET on the EGM Date, and otherwise as soon as possible following receipt of the Investment Amount, the Company will procure that [***] of the Investment are registered with the Swedish Companies Registration Office (Sw. Bolagsverket), (ii) that the Common Shares of the Investment are registered in the

Company’s share register held by Euroclear Sweden AB, (iii) that the Common Shares of the Investment are delivered to the issuing agent assisting the Company in connection with the Investment (for further delivery to the Investor’s VP-account or deposit-account as jointly managed by the Investor, the Company and the issuing agent), and (iv) [***] .

Confidentiality:	[***]

If the terms and conditions described above are acceptable to you, please so indicate by your signature below.

AGREED TO AND ACCEPTED:

BIOINVENT INTERNATIONAL AB (PUBL)

Date:
Place:

By:

CASI PHARMACEUTICALS, INC.

Date:
Place:

By:

Appendix 1

Teckningslista / Subscription list

[***]

Den 26 november 2020 /On 26 November 2020

CASI PHARMACEUTICALS, INC.

By:	By:
Name:	Name:

BioInvent International AB (publ)

[***]

Lund den 26 oktober 2020

Lund on 26 October 2020

Styrelsen

The Board of Directors

Appendix 2

To:

BioInvent International AB (publ) (the “Company”) Ideon Science Park

223 70 Lund

Sweden

[***]

Appendix 3

[***]

Exhibit G

Form of Joint Press Release

PRESS RELEASE

October [XX], 2020

BioInvent licenses anti-FcγRllB antibody BI-1206 to CASI Pharmaceuticals for Greater China region

●     CASI’s pipeline expanded to include first-in-class monoclonal antibody developed to unlock anti-cancer immunity in liquid and solid tumors

●     Collaboration accelerates and expands BioInvent’s global development plans for BI-1206

●     BioInvent eligible to receive up to $95 million, including $12 million upfront in combination of cash and equity investment plus tiered royalties

Lund, Sweden and Rockville, MD – October [XX], 2020 – BioInvent International AB (“BioInvent” or the “Company”) (OMXS: BINV), a biotechnology company focused on the discovery and development of first-in-class immune-modulatory antibodies for cancer immunotherapy, and CASI Pharmaceuticals, Inc (NASDAQ: CASI), a U.S. biopharmaceutical company with an established clinical development and commercial infrastructure in China, today announced they have entered into an exclusive licensing agreement for the development and commercialization of novel anti-FcγRIIB antibody, BI-1206, in mainland China, Taiwan, Hong Kong and Macau.

Under the terms of the agreement, BioInvent and CASI will develop BI-1206 in both liquid and solid cancers, with CASI responsible for commercialization in China and associated markets. BioInvent will receive a $5 million upfront payment and is eligible to receive up to $83 million in development and commercial milestone payments plus tiered royalties in the high-single to mid-double-digit range on net sales of BI-1206.

Under the terms of the Agreement, as part of the upfront payment, CASI will also make a $7 million investment (SEK [XX]) in [XX] new shares in BioInvent at a subscription price of SEK per share, which corresponds to 130 % of the average volume weighted price for the share during the ten trading days prior to [XX October], and [XX] new warrants (at no separate option premium), each warrant with a right to subscribe for an equal number of new shares in BioInvent within a period of five years and at a subscription price of SEK [XX] per share. The investment is subject to the approval of an Extraordinary Shareholders’ Meeting in BioInvent to be held on [XX] November 2020, announced by way of separate press release. If approved, it is expected that the new shares will be admitted to trade on or about [XX] November 2020.

BI-1206 has a novel mode-of-action, blocking the single inhibitory antibody checkpoint receptor FcγRIIB to unlock anti-cancer immunity in both liquid and solid tumors. BI-1206 is BioInvent’s lead drug candidate and is being investigated in a Phase I/II trial, in combination with anti-PD1 therapy Keytruda® (pembrolizumab), in solid tumors, and in a Phase I/IIa trial in combination with MabThera® (rituximab) for the treatment of non-Hodgkin lymphoma (NHL).

Martin Welschof, Ph.D, CEO of BioInvent, commented, “CASI Pharmaceuticals is a proven leader in China and we look forward to leveraging their clinical development and regulatory expertise to accelerate the development and commercialization preparations for BI-1206. Their established commercial infrastructure and medical marketing team, and their wide access to a strong network of investigators across Greater China, make them an ideal partner to expand our global development footprint in this important region. Leveraging CASI’s capabilities in this major market adds significant shareholder value to our overall program.”

Wei-Wu He, Ph.D., CASI’s Chairman and Chief Executive Officer, said: “We are excited to work with BioInvent as its exclusive Greater China partner. The team at BioInvent has proven core competencies in discovering and developing novel and first-in-class immuno-modulatory antibodies for cancer therapies. BI-1206 has the potential to be used across multiple tumor types in many first line treatments and in refractory settings, which nicely complements our growing portfolio of hematology oncology products. We look forward to collaborating with BioInvent to make BI-1206 available to patients and healthcare providers across Greater China.”

About BioInvent

BioInvent International AB (OMXS: BINV) is a clinical stage company that discovers and develops novel and first-in-class immuno-modulatory antibodies for cancer therapies, with two ongoing programs in Phase l/ll clinical trials for the treatment of hematological cancer and solid tumors, respectively. Two preclinical programs in solid tumors are expected to enter clinical trials by the end of 2020. The Company’s validated, proprietary F.I.R.S.T™ technology platform simultaneously identifies both targets and the antibodies that bind to them, generating many promising new drug candidates to fuel the Company’s own clinical development pipeline or for additional licensing and partnering.

The Company generates revenues from research collaborations and license agreements with multiple top-tier pharmaceutical companies, as well as from producing antibodies for third parties in the Company’s fully integrated manufacturing unit. More information is available at www.bioinvent.com.

About CASI Pharmaceuticals

CASI Pharmaceuticals, Inc. (NASDAQ: CASI) is a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products in China, the United States, and throughout the world. The Company is focused on acquiring, developing and commercializing products that augment its hematology oncology therapeutic focus as well as other areas of unmet medical need. The Company intends to execute its plan to become a leader by launching medicines in the Greater China market leveraging the Company’s China-based regulatory and commercial competencies and its global drug development expertise. The Company’s operations in China are conducted through its wholly-owned subsidiary, CASI Pharmaceuticals (China) Co., Ltd. (“CASI China”), which is located in Beijing, China. The Company has built a commercial team of over 70 hematology and oncology sales and marketing specialists based in China. More information on CASI is available at www.casipharmaceuticals.com.

For further information, please contact:
BioInvent
Martin Welschof, CEO	Mary-Ann Chang, LifeSci Advisors
+46 (0)46 286 85 50	+44 7483 284853
martin.welschof@bioinvent.com	mchang@lifesciadvisors.com

CASI
Wei-Wu He, Ph.D, CEO	Jennifer Porcelli, Solebury Trout
ir@casipharmaceuticals.com	+1 646.378.2962
jporcelli@troutgroup.com

BioInvent International AB (publ)

Co. Reg. No. Org nr: 556537-7263
Visiting address: Sölvegatan 41
Mailing address: 223 70 LUND
Phone: +46 (0)46 286 85 50
www.bioinvent.com

Disclaimer - BioInvent

The press release contains statements about the future, consisting of subjective assumptions and forecasts for future scenarios. Predictions for the future only apply as the date they are made and are, by their very nature, in the same way as research and development work in the biotech segment, associated with risk and uncertainty. With this in mind, the actual outcome may deviate significantly from the scenarios described in this press release.

Disclaimer - CASI

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, revenue growth, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of factors.

This information is information that BioInvent International AB is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the contact person set out above, at X.XX a.m. CET, on October XX, 2020.

Exhibit H

Draft Amendment to [***]

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[***]

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Signed for and on behalf of
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TITLE

Signed for and on behalf of
[***]	TITLE

Signed for and behalf of
BIOINVENT INTERNATIONAL AB (PUBL.)

TITLE

SCHEDULE 10

APPROVED CASI SUBSIDIARIES

Full entity name	Registered office address
[***]	[***]
[***]	[***]
[***]	[***]

SCHEDULE 11

REGULATORY KNOW-HOW

1.[***]